United Contract No. 152118









             Restated United Express Agreement

                            among

                   United Air Lines, Inc.

                   Atlantic Coast Airlines

                             and

             Atlantic Coast Airlines Holdings, Inc.


TABLE OF CONTENTS


ARTICLE             TITLE                              PAGE
 I.  DEFINITIONS                                          2
 II. SCOPE AND TERM                                       4
 III.SUPPORT SERVICES AND FACILITIES                      4
     A. GENERAL                                           4
     B. SPECIAL SUPPORT SERVICES                          4
     C. COMMUNICATIONS                                    6
     D. RESERVATIONS                                      6
     E. OPERATIONS                                        8
     F. STATION SUPPORT SERVICES                          9
     G. TARIFFS AND SCHEDULE PUBLICATION                  9
     H. SALES SETTLEMENT                                 10
     I. ADVERTISING AND PROMOTIONS                       12
     J. AUTOMATION                                       12
     K. OTHER SUPPLIES                                   15
     L. CONTRACTOR ASSISTANCE                            16
 IV. AIR SERVICES TO BE PROVIDED BY CONTRACTOR           16
     A. SCHEDULES AND CHARTERS TO BE OPERATED BY
        CONTRACTOR                                       16
     B. AIRCRAFT TO BE USED                              18
     C. INVENTORY                                        19
     D. FLIGHT CREWS TO BE USED                          19
     E. REGIONAL JETS                                    19
     F. DULLES AIRPORT GATE FACILITIES                   20
 V.  OPERATING RESTRICTIONS                              20
     A. UNITED EXPRESS OPERATIONS ONLY                   20
     B. NO OPERATION OUTSIDE AGREEMENT                   21
     C. SEVERABILITY AND REMEDY                          21
 VI. LICENSE                                             21
     A. GRANT OF LICENSE                                 21
     B. TERMS AND CONDITIONS GOVERNING LICENSE           22
     C. INFRINGEMENT                                     23
 VII.ADDITIONAL UNDERTAKINGS                             24
     A. BULK PURCHASES                                   24
     B. UNIFORMS                                         24
     C. PASSES AND REDUCED RATE TRAVEL                   24
     D. SIGNAGE                                          24
     E. ENVIRONMENTAL                                    25
 VIII. FEES PAYABLE TO CONTRACTOR                        25
     A. FEES                                             25
     B. PAYMENT                                          27
     C. AIRPORT CHARGES                                  27
 IX. MAINTENANCE AND FUELING                             27
 X.  U.S. MAIL                                           27
 XI. INSURANCE                                           27
     A. INSURANCE TYPES                                  27
     B. 30-DAY NOTICE                                    28
     C. ALTERATIONS                                      28
     D. FAILURE TO MAINTAIN INSURANCE                    29
 XII.LIABILITY AND INDEMNIFICATION                       29
     A. EMPLOYER'S LIABILITY AND WORKERS' COMPENSATION   29
     B. INDEMNIFICATION BY CONTRACTOR                    29


     D. CONTRACTOR'S SUPPLIES LIABILITY                  30
     E. INDEMNITY FOR INFORMATION                        30
     F. UNITED DEFINITIONS                               30
 XIII.  REPORTS                                          31
     A. CLOSE-OUT ENTRIES                                31
     B. BOARDING INFORMATION                             31
     C. OPERATING PERFORMANCE                            31
     D. INSPECTION                                       31
     E. DAILY PASSENGERS                                 32
     F. GOVERNMENT FILINGS                               32
     G. COPY OF GOVERNMENT REPORTS                       32
 XIV.INDEPENDENT CONTRACTORS AND WAIVER OF CONTROL       32
     A. INDEPENDENT CONTRACTORS                          32
     B. EMPLOYEES                                        33
     C. UNAUTHORIZED OBLIGATIONS                         33
     D. CONTRACTOR FLIGHTS                               33
 XV. DEFAULT AND TERMINATION                             34
     A. BANKRUPTCY                                       34
     B. COVENANT DEFAULT                                 34
     C. DEFAULT BY CONTRACTOR                            34
     D. SIMILAR AGREEMENTS                               35
     E. NON-COMPLIANCE WITH STANDARDS                    35
     F. CONSEQUENCES OF TERMINATION                      35
     G. UNITED'S LIQUIDATED DAMAGES                      36
     H. CALL OPTION                                      37
     I. OPERATING PERFORMANCE STANDARDS                  40
 XVI.  ASSIGNMENT, MERGER AND ACQUISITION                40
     A. ASSIGNMENT                                       40
     B. MERGER                                           40
     C  ACQUISITION                                      41
     D. CERTAIN REORGANIZATIONS                          42
     E. APPLICABLE SECURITIES LAWS                       42
 XVII. CHANGE OF LAW                                     43
 XVIII. TAXES, PERMITS AND LICENSES                      43
     A. TRANSACTION TAXES                                43
     B. PAYROLL TAXES                                    44
     C. PERMITS AND LICENSES                             44
 XIX.REVIEW                                              44
 XX. JURISDICTION                                        44
 XXI.NOTICES                                             45
 XXII.APPROVALS AND WAIVERS                              45
 XXIII. GOVERNING LAW                                    46
 XXIV. CUMULATIVE REMEDIES                               46
 XXV. FORCE MAJEURE                                      46
 XXVI. SEVERABILITY AND CONSTRUCTION                     47
 XXVII.ACKNOWLEDGMENT                                    47
 XXVIII. CONFIDENTIALITY                                 47
 XXIX. RELATED AND THIRD PARTY AGREEMENTS                48
 XXX. ENTIRE AGREEMENT                                   48
 XXXI. REFERENCES TO TIME PERIODS                        49
APPENDIX A - UNITED'S MARKS                              50
APPENDIX B - AIRPORT SERVICES                            51
APPENDIX C - CONTRACTOR SUPPORT SERVICES                 53
APPENDIX D - CITY PAIRS, AIRCRAFT TYPE, AND COST PER
DEPARTURE                                                54
APPENDIX E - INCENTIVE PROGRAM                           55
APPENDIX F - LIABILITY INSURANCE                         60
APPENDIX G - PARTICIPATION IN UNITED'S TRAVEL CERTIFICATE
PROGRAM                                                  64
APPENDIX H - SAFETY STANDARDS FOR UNITED AIRLINES AND UNITED
EXPRESS CARRIERS                                         65





              RESTATED UNITED EXPRESS AGREEMENT

This Agreement, dated as of November 22, 2000, [as amended effective February 2, 2001,] is among UNITED AIR LINES, INC., a Delaware corporation, with its worldwide headquarters located at 1200 E. Algonquin Road, Elk Grove Township, IL 60007 ("United"), ATLANTIC COAST AIRLINES, a California corporation ("ACA"), and ATLANTIC COAST AIRLINES HOLDINGS, INC., a Delaware corporation ("ACAH"), ACA and ACAH both having their principal mailing addresses at 515 Shaw Road, Dulles, VA 20166 (ACA and ACAH are hereinafter individually and collectively referred to as "Contractor").

WITNESSETH:

WHEREAS, United holds a certificate of public convenience and necessity issued pursuant to the Federal Aviation Act of 1958 authorizing United to engage in air transportation of persons, property and mail, and is a major airline providing scheduled air service in both national and international markets;

WHEREAS, ACA holds a certificate of public convenience and necessity issued pursuant to the Federal Aviation Act of 1958 authorizing ACA to engage in air transportation of persons and property and provides high frequency, short-haul scheduled service in particular regions;

WHEREAS, ACAH is a holding company that owns all of the voting stock in ACA;

WHEREAS, United owns various trademarks, service marks, trade names, logos, emblems, uniform designs and distinctive exterior and interior color decor and patterns for its aircraft, including, but not limited to, the service mark United Express (hereinafter referred to individually and collectively as "United's Marks" or "Marks");

WHEREAS, United has entered into agreements with several regional carriers to provide air transportation services under the United Express mark for city pairs where it is generally uneconomic for United to operate such services;

WHEREAS, United and Contractor are parties to a United Express Agreement dated October 1, 1991, as amended and renewed (the "1991 United Express Agreement"), and desire to restate in full the terms of the 1991 United Express Agreement pursuant to the terms hereof;

WHEREAS, in connection with entering into this Agreement, the parties acknowledge it is their desire to restate and expand their business relationship;

WHEREAS, United will provide Contractor, pursuant to the terms of this Agreement, a non-exclusive license to use one or more of United's Marks in connection with Contractor's
United Express Services.

NOW, THEREFORE, in consideration of the foregoing premises, mutual covenants and obligations hereinafter contained and subject to securing any and all necessary corporate and Federal, State and local regulatory approvals, and where necessary, airport consents or approvals, the parties agree as follows:

I.   DEFINITIONS

      A. "Apollo Services" means the computerized Apollo Reservations and Ticketing Service (or any similar or substitute service offered by or on behalf of United), which performs flight, hotel, rental car and other travel related services, reservations and ticket issuance functions.

      B. "Contractor Location" means any airport terminal facility where Contractor provides Contractor's United
Express Services pursuant to this Agreement and only Contractor has employees stationed (including any terminal facility where Contractor provides Contractor's United Express Services pursuant to this Agreement that is different from the terminal facility from which United operates in the same airport).

      C. "Contractor's United Express Services" means the services or operations provided and maintained by Contractor or its affiliates in connection with providing scheduled air transportation service as a United Express Carrier and
related  ground  and  other  services  to  United  and   its
affiliates pursuant to the terms of this Agreement (including, without limitation, the services required under Article IV).

      D. "Cost per Departure" shall have the meaning set forth in Article VIII.

      E. "Customer Service Policies and Procedures" means the procedures prescribed by United from time to time (including but not limited to United's "Series 65" regulations and customer service resources contained in the Apollo Services system) that describe United's approved procedures for various activities relating to the provision of air transportation services.

      F. "Default" means, individually or collectively, a Section A Default, a Section B Default, a Section C Default, a Section D Default, and a Section E Default, each as defined in Article XV.

       G. "Designated Personnel" means all Contractor employees in job classifications requiring direct public contact who provide Contractor's United Express Services.

      H. "Effective Date" shall have the meaning set forth in Article II.

      I.   [Intentionally not used.]

      J. "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or the environment, including, without limitation, laws and regulations relating to storage, release, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

      K. "Ground Handling Duties" means the provision of one or more of the following: (1) lavatory service, (2) overnight cabin cleaning, (3) loading and unloading of baggage, mail and freight, (4) receipt and dispatch, and (5) baggage delivery.

      L.   "Joint Location" means any airport terminal where
Contractor provides Contractor's United Express Services pursuant to this Agreement and both United and Contractor have employees stationed at such terminal facility.

      M. "Marks" or "United Marks" shall have the meaning set forth in the recitals of this Agreement.

      N. "Related Agreements" shall have the meaning set forth in Article XXIX.

      O. "Revenue Passenger" means each passenger traveling on Contractor in connection with Contractor's United Express Services who holds a ticket (electronic or otherwise), flight coupon, voucher or other form of document that (i) entitles that passenger to board an aircraft and (ii) is issued  pursuant  to or in connection with  a  published  or
unpublished  fare.   Passengers  traveling  on  a  purchased
ticket   (including  ID50  airline  industry  reduced   rate
tickets), wholesaler voucher, or voucher issued as denied boarding compensation, shall be considered to be Revenue
Passengers.   In addition, passengers traveling  on  a  free
ticket as (or as part of) a Mileage Plus award or a free ticket issued in conjunction with a two-for-one fare or
other   similar  fare  established  by  United,   shall   be
considered to be Revenue Passengers. A passenger traveling on any other type of free, or service charge-based, ticket, including, but not limited to, a site inspection ticket, or
wholesaler   compensation  ticket,  any  travel   agent   or
wholesaler traveling on a positive space or space available ticket, and each employee of United, Contractor or any other carrier traveling on either a positive space or space
available   ticket,  shall  not  be  considered  a   Revenue
Passengers. All Revenue Passengers shall be considered when calculating any Monthly Incentive Payment.

      P. "Support Services" means those activities set forth in Article III which are related to the operation of airline services except during flight.

      Q. "Termination Date" shall have the meaning set forth in Article II.

      R. "United Express Carrier" means an air carrier which has been contractually given a non-exclusive license to use the mark United Express and one or more of United's other Marks in connection with providing air transportation service to United pursuant to an agreement between United and such air carrier.

      S. "United Location" means any airport terminal facility where Contractor and United both have operations and only United has employees stationed in such terminal facility.

      T. "United's Actual Cost" means any and all cost or costs to United, not including any markup by United or any additional administrative service charge imposed by United.

II.  SCOPE AND TERM

       A.    Scope.          The  scope  of  this  Agreement
pertains to Contractor's operations between the city pairs set forth on the Appendices hereto, and as they may be amended in accordance herewith from time to time.

     B.   Term.          This Agreement becomes effective at
12:01 a.m., Chicago, Illinois time, on December 1, 2000 (the "Effective Date") and shall terminate on December 31, 2010 (the "Termination Date"), unless it is terminated at an earlier date pursuant to one or more of the provisions of this Agreement. The 1991 United Express Agreement and the Expanded Partner Fare Revenue Sharing Agreement (United
Contract No. 110570) shall terminate effective for flights operating as of the Effective Date. However, the provisions thereof including, but not limited to, provisions for payments to either party and any third party shall apply with respect to all obligations arising thereunder prior to the Effective Date.

      C.    Contingencies.    This Agreement  is  contingent
upon approval by Contractor's Board of Directors, which must be obtained no later than December 1, 2000.

III. SUPPORT SERVICES AND FACILITIES

     A.   GENERAL

           1. Support Services. United and Contractor will provide Support Services and facilities to the extent and in the manner set forth in the subsequent provisions of this Article III. All such Support Services and facilities set forth in this Article III will be furnished only with respect to Contractor's United Express Services.

           2. Approval of Support Services. United reserves the right to approve or disapprove the implementation of any Support Services or facilities offered to Contractor for Contractor's United Express Services by any third party at any location. Such approval shall not be unreasonably withheld.

     B.   SPECIAL SUPPORT SERVICES

      In addition to other services to be made available to or provided by Contractor pursuant to this Agreement, and as summarized in and in accordance with Appendix B and C (airport and support services), United or its designees will provide and Contractor agrees to use the following services and facilities for Contractor's United Express Services be they provided by United or its designee:

           1. Use of the United Designator Code. All scheduled air transportation provided by Contractor as a part of Contractor's United Express Services will be displayed in Apollo Services, the Official Airline Guide ("OAG") and all other computerized reservations systems, using the appropriate United designator code, "UA" or "UA-- ," and a flight number within a range of flight numbers assigned by United.

           2. Use of Apollo Services. In selling and providing air transportation services, Contractor will only use Apollo Services, including United's automated check-in, United's ticketing (including United's electronic ticketing service, E-TicketSM) and boarding passes, advance seat reservation system, and United's automated baggage tag printing and baggage tracing systems.

            3.    Participating  in  United's  Mileage  Plus
Program. At United's discretion, all passengers traveling on a flight segment included in Contractor's United Express Services, whether or not in conjunction with a United flight segment, will be awarded mileage credits for United's Mileage Plus Program. Contractor shall not participate in the frequent traveler program of any other carrier in connection with Contractor's United Express Services, unless otherwise mutually agreed between United and Contractor in any Mileage Plus Participation Related Agreement referenced in Article XXIX or under another writing between the parties.

           4.    Use  of United Ticket Stock, Baggage  Tags,
Ticket Wallets and City Timetables. In selling air transportation of passengers and property, both on-line and off-line, Contractor will use only United passenger ticket stock, ticket wallets and baggage tags in connection with Contractor's United Express Services. Unless otherwise agreed, United will provide to Contractor all United passenger ticket stock, city timetables, United airway bills, United cargo bills and other shipping documentation for all Contractor's United Express Services, but ticket wallets and baggage tags for Joint Locations and United Locations only; and provided that such quantities do not exceed reasonable levels. Contractor shall reimburse United, at United's Actual Cost, for all documentation requested by Contractor in excess of reasonable levels. Ticket wallets, baggage tags, and other passenger processing documents approved by United will be acquired by Contractor for all Contractor Locations through a supplier designated by United. Contractor shall be required to convert to the use of different ticket wallets, baggage tags and other passenger processing documents upon 45 days' prior written notice to Contractor by United.

           5. Credit Card Sales and Rejects, and Bad Checks. Contractor will use only credit-industry or airline-industry standard credit card vouchers and receipts in connection with credit card sales for tickets, cargo, excess baggage or other services on Contractor's United Express Services. United will absorb all credit card discount fees and credit card reject fees for tickets and vouchers written by United and Contractor for passage or freight in connection with Contractor's United Express Services; provided that Contractor complies with United's credit card acceptance procedures outlined in United's Customer Service Policies and Procedures, otherwise Contractor will reimburse United for the expenses of such discount fees and credit card rejects. Contractor will absorb the risk of bad checks used as payment for tickets and vouchers written by Contractor for passage or freight in connection with Contractor's United Express Services.

           6. Denied Boarding. United will absorb all denied boarding expenses incurred in the city pair markets under this Agreement. Contractor will use its reasonable efforts to provide appropriate information to United to allow it to manage weight restriction limitations of Contractor's aircraft.

          7. Ticket and Baggage Handling Fees. All ticket handling, baggage handling and other service charges and fees assessed by carriers other than United relating to Contractor's services (including, but not limited to, Contractor's United Express Services) will be absorbed by United.

           8.    Customer  Service  Training.          On  a
schedule, at a place, to an extent, for a number of persons, and in a manner, determined by United, it will provide to Contractor instructor training United deems sufficient to permit Contractor's instructors to be able to provide and train others to provide customer services for Contractor's United Express Services.

           9. Cooperative Advertising. United will work with Contractor, within a budget and during periods acceptable to United, to develop and implement advertising efforts which support Contractor's United Express Services.

     C.   COMMUNICATIONS

           1. Telephone and Data Lines. United will provide and maintain or arrange for the provision of reservations telephone lines connecting the city served by Contractor in connection with Contractor's United Express Services with United's Reservations Centers. United will establish, operate and maintain or arrange for the provision of the data circuits from Contractor's airport ticket offices and other selected locations linking the United-approved data processing equipment at those locations with Apollo Services. United will determine, at its sole discretion, the necessity and feasibility of installing all such communications equipment.

          2. Protection of Circuits. Contractor will take all necessary precautions to protect the data circuits provided for Contractor's use pursuant to this Agreement by United or its designee.

     D.   RESERVATIONS

           1.    Reservations Functions.  United  agrees  to
provide    the   following   reservations   functions    for
Contractor's United Express Services:

                 a.     Answering  reservations  telephones,
providing information, schedules, fares, making bookings and providing other services normally associated with airline reservations services in accordance with United's established procedures.

                b.    Providing personnel so that  telephone
calls are answered at a service level determined by United.

                c.    Answering  all  calls  terminating  on
specified telephone lines as United or United Express, at United's option.

                 d.     To   the  extent  practicable,   re-
accommodate and notify passengers of confirmation on United, Contractor and other airlines and clearance from wait-list.

                e.    Review  and  process  inbound  prepaid
ticket advices.

                f.    Provide reservations services  to  the
hearing impaired via a special telephone number during normal business hours.

           2.    Apollo  Services Activities.     Contractor
agrees to use Apollo Services for the following activities for Contractor's United Express Services, which are to be provided by United:

                a.   Establishment, maintenance, display and
change of passenger name records (PNRs).

                b.    Confirmation of passenger against seat
inventory  on  Contractor's  United  Express  Services   and
United's scheduled flights and on other airlines where flight availability is maintained in Apollo Services.

                c.    Maintenance  of seat availability  for
Contractor's United Express Services scheduled flights.

                d.    Transmission  of  availability  status
messages (AVS) for Contractor's United Express Services schedule flights to other airlines with which United has an agreement in accordance with Standard Industry Passenger Procedures (SIPP).

                e.    Process inbound reservations  messages
received from ARINC addressed to Contractor.

               f. Routing of all inbound messages received from ARINC, other than as stated in Article III.D.2.e above, to a computer message queue.

            3. CRS Fees. Contractor will pay all computerized reservation system fees for reservations made on Contractor's United Express Service flights pursuant to a separate agreement between Contractor and the company operating and providing Apollo Services to its subscribers. Further, Contractor will pay United for all fees charged to United at United's Actual Cost, or charged to Contractor at Contractor's Actual Cost, for bookings on Contractor that are received from other airlines whose computerized reservations systems are used by their subscribers.

     E.   OPERATIONS

           1. Scheduled Service Update. Contractor will provide accurate updates of its flights' planned and actual departure and arrival times (including updates of irregularities) in Apollo Services as soon as the planned flight schedule is changed and the flight departs and arrives or suffers an irregularity. In the event of flight delays, cancellations or other schedule irregularities affecting Contractor's United Express Service flights, and as soon as information concerning such irregularities is available, Contractor shall update Apollo Services to reflect such information and, when requested by United, notify the designated United organization. For purposes of this Agreement, such scheduled and actual departure and arrival and irregularity information shall be known as "FLIFO." If Contractor fails ---------- times in any consecutive thirty (30) day period to update FLIFO in a timely and accurate manner as soon as it becomes evident to Contractor that a schedule deviation shall take place, then upon notification by United to Contractor, Contractor shall pay United damages of ----------($------) for each occurrence over and above the first ----- occurrences. Such damages may be collected by setoffs against other amounts owed by United to Contractor hereunder.

           2. No Flight Dispatch Duty. Contractor will be solely responsible for, and United will have no obligations or duties with respect to, the dispatch of Contractor's flights. For the purposes of this Article III.E.2, the term flight dispatch will include, but will not be limited to, all planning of aircraft itineraries and routings, fueling and flight release.

           3. Compliance with Statutes. Contractor hereby represents, warrants and covenants that all air transportation services performed by it pursuant to this Agreement or otherwise will be conducted in full compliance with all applicable statutes, orders, rules and regulations, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over Contractor's operations, including, but not limited to, the Federal Aviation Administration ("FAA") and the Department of Transportation ("DOT"). Contractor's compliance with such governmental statutes, orders, rules and regulations will be the sole and exclusive obligation of Contractor and United will have no obligation, responsibility, or liability, whether direct or indirect, with respect to such matters except as otherwise expressly provided herein. Additionally, Contractor will comply during the term of this Agreement with the United/United Express Safety Standards, as described on Appendix H.

          4.    Certain Regulatory Compliance.  The  parties
acknowledge that Contractor is responsible for various aspects of airport and aircraft security pursuant to certain FAA regulations, and to other applicable regulations in connection with the operation of United Express flights. The parties further acknowledge that United will provide airport and aircraft handling of Contractor's United Express flights at United Locations in accordance with the terms of this Agreement, including providing airport and aircraft security functions. To facilitate operations contemplated herein, United will comply with Contractor's security requirements as contained in the FAA's Air Carrier Standard Security Program ("ACSSP") for all United Locations at which United performs ground handling services to Contractor hereunder. -------- Contractor shall diligently defend any allegations of violations of the above, and United will cooperate with Contractor in investigating any such claim and to reasonably assistant Contractor, if requested to do so, in defending the matter.

           5. Weather Information Service. From time to time and upon the request of Contractor or its flight crews, United may furnish Contractor's flight crews with such U.S. Weather Bureau information or data as may be available to United; provided, (i) that in furnishing any such weather information or data to Contractor, neither United nor its employees or agents will be responsible or liable for the accuracy thereof and, (ii) that any and all such costs associated with such weather information or data will be paid by Contractor.

     F.   STATION SUPPORT SERVICES

           United will provide or cause to be provided, at its expense, to Contractor certain support services as set forth on Appendix B, at the United Locations and Joint Locations set forth in Appendix B; provided that United shall have the right to add, delete or otherwise modify the services described on Appendix B, if United provides Contractor with thirty (30) days' prior written notice of such modification. At Contractor Locations, Contractor will provide or cause to be provided at least those services and facilities set forth in Appendix C. All such station support services will be provided as of the Effective Date of this Agreement unless otherwise stated.

     G.   TARIFFS AND SCHEDULE PUBLICATION

          1.   General.

               United shall have the sole right and power to establish and modify, from time to time, the fare/rate classes and fare/rate levels (including through fares) for all Contractor's United Express Services in these markets in a manner consistent with pricing (including joint fares) established by United. United shall comply with applicable governmental regulations pertaining to public disclosure of fares, rates and rules tariffs and shall pay for any fines or civil penalties incurred by Contractor as a result of violations by United thereof, and for the cost of defense of such claims of violations including the cost of defending or negotiating the terms of a consent order or decree.

          2.   Passenger Fare Tariffs.

               a. All passenger fare tariffs published for Contractors' United Express Services shall be included as part of United's tariffs.

                b.    Contractor  shall notify  the  Airline
Tariff   Publishing  Company  ("ATPCO"),  or  any  successor
company performing the same or equivalent services, that United is authorized to supply, modify or withdraw such rates with ATPCO. United may file changes to such fares from time to time with ATPCO as UA fares.

          3.   Air Freight and Mail Rates.

                For all markets operated by Contractor under this Agreement, United shall have the sole right and power to establish and modify from time to time all air freight and cargo rates and mail rates covering mail, general commodity, small package and priority air freight shipments and all other air transportation services (other than mail delivery) for Contractor's United Express Services in these markets. All such airfreight rates for Contractor's United Express Services shall be included as part of United's airfreight and cargo rates tariffs. Contractor shall notify ATPCO that United is authorized to supply, modify or withdraw such rates with ATPCO.

          4.   Timetables.

               United will reflect Contractor's United Express Services in computerized reservations systems,
United's internal reservations system, and joint city timetables as UA flights and connections to United will be listed as UA connections. United will provide information such that references in computerized reservations systems, United's internal reservations system, and joint city timetables to Contractor's United Express Services will also contain notations indicating that such services are performed by Contractor as an independent contractor under the appropriate United Marks. A similar notation will be made in the OAG or any successor publication commonly used by the airline industry for the dissemination of schedule information. Such notations shall comply with all applicable regulations of DOT.

     H.   SALES SETTLEMENT

          1. Payments to United. Contractor will wire transfer from each Contractor bank account to United, an amount equal to Contractor's Total Net Sales Receipts collected at each Contractor Location ("Total Net Sales Receipts"), Total Net Sales Receipts equals total gross sales receipts for all passenger tickets, airway bills, cargo bills, mail fees and other tickets issued by Contractor for Contractor's United Express Services (less refunds thereon paid out by Contractor, and excluding industry reduced rate tickets written by Contractor on Contractor's ticket stock) collected during the applicable period for all tickets (including, air freight) sold or exchanged by Contractor in connection with Contractor's United Express Services. ----- The frequency of the wire transfer will be once a week, on Tuesdays, for all Total Net Sales Receipts collected during that week. Contractor's wire transfer will be made by 11:00 a.m. local time to the following bank account:

          ----------

          Reference:   Atlantic Coast Airlines

Contractor will also require its employees and agents to forward to United, on a daily basis, all auditors ticket coupons, airway bills, cargo bills, all lift documentation, reports, exchange orders and refund detail issued by Contractor in connection with Contractor's United Express Services, during the previous day in accordance with the sales and reporting procedures specified by United.

           2. Set Off Amounts. In addition to the terms of Article VIII, and the other provisions hereof, but subject to the terms of Article XII, the payment for transportation furnished by Contractor shall be reduced in order to set off:

                (i)   amounts owed by Contractor  to  United
for:

                     (a)   actual loss of revenue  resulting
          from a failure on the part of Contractor to properly effect a sale pursuant to United's Customer Service Policies and Procedures applicable to the sale of tickets;

                     (b)   fraudulent, grossly negligent  or
          erroneous acts of employees of Contractor which cause United to suffer a loss; and

                       (c)  any  ATPCO  tariff  filing  fees
          pursuant to Article III.G.

               (ii)   such  other  adjustments  as  may   be
          mutually agreed to by the parties from time to time; and

               (iii)       any   other   amounts   owed   by
          Contractor to United under this agreement

      United will notify Contractor of all such adjustments made and will provide Contractor with supporting documentation for such adjustments. Contractor shall have the right to object to any such adjustment by providing United with written notice of its objection, together with supporting documentation, within 30 days of the notice provided by United describing such adjustments. United agrees to negotiate, in good faith, with Contractor in order to resolve all such disputes within 30 days of Contractor's notice to United.

            3.     Modified   Procedures.       United   and
Contractor by mutual written agreement may establish alternative or modified passenger sales procedures in order to accommodate tickets and exchange orders issued by air carriers which are not participants in the Airline Clearing House, Inc.

           4. Audits. United may conduct on-site audits, from time to time, of (i) tickets, air way bills, cargo bills, exchange orders, refunds and other records relating to sales and refund activity pertaining to Contractor's United Express Services and (ii) all financial records related to Contractor's United Express Services (including, but not limited to, work papers of accountants) pertaining to the calculation of the fees payable to Contractor related to Contractor's United Express Services.

     I.   ADVERTISING AND PROMOTIONS

           1. Advertising Support. The parties will promote each other's services throughout the term of this Agreement through sales, advertising, and promotional support to enhance the interline exchange of passengers between the parties, consistent with all applicable laws and regulations. The parties will confer periodically to determine the nature and scale of such promotional efforts and to reasonably allocate any costs associated therewith. The terms governing participation in United's Travel Certificate Program are set forth in Appendix G.

             2. Right to Advertise Using Marks. Additionally and to the extent Contractor is licensed to use the Marks, Contractor may in its capacity as a United Express Carrier and at its sole expense use the marks to advertise Contractor's United Express Services. However, any and all such advertisements using one or more of the United Marks will identify United as the owner of said Marks (including in any state company name registrations required of Contractor), and to the extent that any Mark is registered, will so specify. Notwithstanding the above, no advertisement, solicitation, document or other material using any United Mark will be published or otherwise promulgated without United's prior inspection and approval. No advertising that relates in any way to United, United Express or Contractor's United Express Services will be placed by Contractor with an outside advertising agency unless United has given its prior consent regarding copy, layout and the specific media plan. In addition, where United has agreed to share the costs of any such advertising, Contractor will obtain the prior consent of United regarding the funds to be expended for such advertising.

           3. Prior Approval of United. Contractor agrees that it will not use (or attempt to register) any United trade name or service mark, including, but not limited to, the names "UNITED AIR LINES, Inc.," "UNITED AIRLINES," or "UNITED," or United's logo in any advertising, or other document or material without first obtaining United's prior approval of each such use.

     J.   AUTOMATION

           1. Use and Protection. Contractor will use internal United Apollo Services automation. Contractor agrees to comply with and abide by all terms and restrictions imposed by United on the use of Apollo Services and associated Automation Equipment, as defined below. Contractor agrees that all instructions, procedures and manuals provided by United in connection with Contractor's use of Apollo Services and Automation Equipment ("Automation Information") are and will remain the property of United. Contractor acknowledges that Apollo Services contains software which is confidential and proprietary information of United or its affiliates (such as Galileo International
LLC) or any successor thereto. Contractor further agrees that it will not (nor will it permit) any such software and Automation Information to be duplicated, copied or otherwise reproduced or furnished or disclosed to any other party or to Contractor's employees other than such employees who have a need to know and who are aware of and understand the confidential and proprietary nature of the software and Automation Information.

           2. Installation and Training. United may install or cause to be installed a minimum of one terminal plus associated equipment for printing messages, data, air tickets, boarding passes and baggage tags ("Automation Equipment") at Contractor's airport locations and selected administrative locations. United will determine, in the exercise of its sole discretion and judgment, the necessity and feasibility of installing and upgrading Automation Equipment. Any and all modifications, enhancements, improvements or developments pertaining to the Automation Equipment, or other new related technology, may be made available to Contractor by United, in its sole discretion, under terms and conditions to be determined by United on a case-by-case basis. United will train Contractor's instructors, as applicable, in the proper use of Apollo Services and Automation Equipment as described in the Customer Service/Reservations Handbook or any other related United guidelines. Contractor agrees to establish a training program with internal instructors. Only qualified personnel who have satisfactorily completed a United prescribed training program will be permitted to operate any Automation Equipment (hereinafter "Designated Users"). United may, at its discretion, monitor or test the proficiency level of Designated Users. If United determines that their proficiency levels are insufficient for the proper use of the Automated Equipment or Apollo Services, then Contractor must arrange for its Designated Users to undertake any further training which United determines necessary to bring such Designated Users to the desired proficiency level.

          3.   Standards of Use.

           (i) To maintain an effective interconnection between Apollo Services and the Automation Equipment and to prevent misuse thereof, Contractor agrees that Apollo Services and the Automation Equipment will be used and operated (a) in strict accordance with operating instructions provided by United or its affiliates in the Customer Services Policies and Procedures, Series 5-18, and any other related United or affiliate guidelines, and (b) solely for the performance of the specific business functions designated by United. Any undesignated business use and all non-business uses are strictly prohibited. Prohibited uses include, but are not limited to, personal messages, servicing subscribers, travel agencies, or any other third party, training any other party or any other use designated as prohibited in the Apollo Services Manual. Contractor will maintain a list of all employees and agents who have access to Apollo Services and their assigned file number and passwords. United may at any time deny access to Apollo Services to any employee of Contractor if such employee is found by United to have abused Apollo Services or the Automation Equipment. Contractor will take all precautions necessary to prevent unauthorized operation or use of Apollo Services and the Automation Equipment.

           (ii) Contractor will not alter or change the Apollo Services display as provided by United or its affiliate without the consent of United as reflected in an amendment to this Agreement. Contractor may not provide Apollo Services or its database to any other person or entity without the consent of United as reflected in an amendment to this Agreement.

           (iii) Except as expressly permitted in this Agreement or other written agreement with United, Contractor will not (nor permit) Apollo Services (including, but not limited to, its software, data bases, intellectual property, and customer information) to be used (as a basis for any software development or otherwise), commercially exploited, copied, redistributed, retransmitted, published, sold, rented, leased, marketed, sublicensed, pledged, assigned, disposed of, encumbered, transferred, or otherwise altered, modified or enhanced, without the express written permission of United.

          (iv) Contractor will not engage in any speculative booking or reservation of space for any airline, hotel, rental car company, or any other vendor's service or product available through Apollo Services.

          4.   Maintenance, Repair and Modification.

           (i) United will provide or cause to be provided to Contractor repair and maintenance services required for the Automation Equipment at United's expense. To maintain an effective interconnection between the Automation Equipment and Apollo Services and to preserve the functional integrity of the Automation Equipment, neither contractor nor any third party, other than a third party designated by United, will attempt to perform or perform maintenance, repair work, alterations or modifications, of any nature whatsoever, to the Automation Equipment. Contractor agrees to maintain a record of each occasion upon which repair or maintenance service is provided, including service required outside of normal business hours, and to make such records available to United for inspection upon its request. Contractor will provide free positive space travel on Contractor's flights for United's Computer Terminal Technicians or replacements ("CTTS") when such travel is for the purpose of repairing Apollo Services or any Automation Equipment.

           (ii) Contractor will reimburse United for the costs of any such repairs or maintenance attributable to Contractor's gross negligence.

           (iii) United or its designee will have the right to enter upon any Contractor location during Contractor's business hours for the purpose of monitoring
Contractor's operation of the Automation Equipment and Apollo Services, inspecting the Automation Equipment, performing such repairs or maintenance as may be necessary, or removing the Automation Equipment; provided, however, that United will not during the course of such monitoring, inspection, repair, or removal unreasonably interfere with Contractor's business.

           5. Downtime. United will notify Contractor of any scheduled or pre-announced downtimes of Apollo Services.

          6.   No Warranty; Release.

               a. UNITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE AUTOMATION EQUIPMENT OR APOLLO SERVICES.

               b. CONTRACTOR HEREBY WAIVES AND RELEASES UNITED AND ITS AFFILIATES, AND THEIR SUCCESSORS FROM ANY AND ALL OTHER OBLIGATIONS AND LIABILITIES AND ALL RIGHTS, CLAIMS AND REMEDIES OF CONTRACTOR AGAINST UNITED OR ITS AFFILIATES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, DUE TO ANY DEFECTS, ERRORS (INCLUDING, WITHOUT LIMITATION, ANY ERRORS IN
     RESERVATIONS AVAILABILITY RECORDS), MALFUNCTIONS OR INTERRUPTIONS OF SERVICE TO APOLLO SERVICES OR THE AUTOMATION EQUIPMENT, INCLUDING ANY LIABILITY, OBLIGATION, RIGHT, CLAIM, OR REMEDY IN TORT, AND INCLUDING ANY LIABILITY, OBLIGATION, RIGHT, CLAIM OR REMEDY FOR LOSS OF REVENUE OR PROFIT OR ANY OTHER DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.

          7. Ownership and Liens. It is understood and agreed that: (i) all Automation Equipment will remain the sole property of United; (ii) Contractor will not remove any identifying marks from any Automation Equipment; (iii) Contractor will not subject the Automation Equipment to any lien or encumbrance; and (iv) Contractor will return the Automation Equipment to United immediately upon the termination of this Agreement.

     K.   OTHER SUPPLIES

          1.   Contractor will pay United for United's
     Actual Cost for all forms, documents, papers and supplies which are required in the normal course of Contractor's United Express Services under this Agreement and which are furnished by United or its designated vendors; provided, however, that United will absorb the cost of:
               a. Baggage tags and ticket wallets, at Joint Locations and United Locations, and

               b.    Passenger  ticket stock, at  Contractor
     Locations, United Locations and Joint Locations.

          2. Contractor will provide and only use its own flight interruption manifests for the rerouting of passengers resulting from denied boarding or the delay or cancellation of Contractor's United Express Services.

     L.   CONTRACTOR ASSISTANCE

      Contractor will furnish United with all information as United may require to carry out the services and functions contemplated by this Article III.



IV.  AIR SERVICES TO BE PROVIDED BY CONTRACTOR

     A.     SCHEDULES  AND  CHARTERS  TO  BE   OPERATED   BY
CONTRACTOR

            1.     City  Pairs.         Commencing  on   the
Effective Date of this Agreement, for all markets operated by Contractor under this Agreement, Contractor will provide Contractor's United Express Services between the city pairs and aircraft set forth on Appendix D, as amended from time to time, subject to rational utilization and flexibility as mutually agreed and as necessary to optimize operational efficiencies and revenue for the mutual benefit of the parties. Schedules for all aircraft to be operated by Contractor pursuant to this Agreement shall be established by United in cooperation with Contractor, and United and Contractor mutually agree to work with each other to fully utilize said aircraft, consistent with aircraft scheduling norms for peak and off-peak periods.

          2.     Code   Share  Limitation,  Delta   Airlines
     Exception.

               (i) Contractor will not operate scheduled flights to or from IAD or ORD pursuant to a marketing or code share relationship with any carrier other than United, without the prior written concurrence of United. ---------- Nothing herein will prohibit Contractor from operating scheduled flights at any location under its own airline code.

               (ii) With the exception of (a) flights operated by Contractor or its affiliates with Delta Air Lines, Inc. or its successors ("Delta"), (b) code share flights with any non-U.S. carrier which is a member of the Delta SkyTeam alliance; (c) flights operated solely under the "DH" and "DD" two letter designator code or under the two-letter designated code of any other affiliate of Contractor; and (d) ----------, Contractor agrees to list its flights only under United's code during the term of this Agreement. ----------

           3.    United Schedule Consent Required.  For  all
markets   operated  by  Contractor  under  this   Agreement,
Contractor may operate its scheduled air service as a United Express Carrier only with United's prior written consent, which consent may be withdrawn at any time by United upon --
- -------- prior written notice to Contractor. United hereby gives its consent for Contractor to operate as a United Express Carrier in such markets that are set forth in
Appendix  D.   Such markets may be changed or  withdrawn  by
United from time to time subject to:  (i) a minimum of -----
- -----   days  prior  written  notice  to  Contractor;   (ii)
compliance with any regulatory requirements with respect to service to affected airports; (iii) United's providing Contractor with suitable alternative and additional markets with which to operate the affected aircraft so as to fully utilize all aircraft to be operated by Contractor pursuant to this Agreement. Contractor will ensure that any of its requests for changes in the use by Contractor of the "UA" or "UA-" code on future routes or in the flight frequencies or city pairs, or any of them, as operated or served by Contractor (whether necessitated by altered connections, operating experience or other reason) must be submitted to
United:

               (i) at least ---------- days prior to the effective date of such change, for changes affecting United Locations or involving new city pairs, or

               (ii) at least ---------- days prior to the effective date of such change, for changes other than those either affecting United Locations or involving new city pairs; and

all such changes must be approved in advance by United. The requests for such changes, and the approvals thereof, must be made in writing, by mail, facsimile, telegram, telecopy, or other electronic message transmittal. If upon review of Contractor's request, the parties mutually agree to make a Contractor requested change, and the automation equipment needed to implement said change is available, then such change will be made as soon as reasonably practicable within the aforementioned ---------- day period. Within the operating capability of the aircraft used by Contractor, as described in Article IV.B, and subject to the provisions with respect to changes in markets as provided above, Contractor will comply with all requests by United to increase, decrease or in any other way adjust or terminate the flight frequencies or city pairs, or both, as operated and served by Contractor pursuant to this Agreement.

          4. Charter. United agrees that Contractor shall be permitted to provide charter flights in any city-pair market or markets with the same aircraft used in
Contractor's United Express Services, from time to time, provided that Contractor is able to provide such charter flight service without interrupting or otherwise adversely affecting Contractor's United Express Services for scheduled flights. Contractor shall provide at least ---------- days' advance written notice to United of proposed charters, or such lesser period as the charter opportunity becomes available. Upon such notice, United shall have the reasonable right to deny Contractor the right to operate the charter within five business days of United's receipt of such notice. Contractor shall be permitted to retain all revenues from such charters. In the case of each such charter, Contractor hereby represents and warrants that it will not (and it will not permit others to) operate, promote or otherwise market the charter under the United Express name, the UA or UA- designator code or any other United Marks or identification (only excepting the unavoidable use of United Express liveried aircraft and permanent airport signage).

            5. Changes Input to Reservations Systems. Changes to Contractor's schedules as set forth in this
Article IV.A and which otherwise are in accordance with the terms and conditions of this Agreement will be submitted by Contractor for input into United's internal reservations system and computerized reservations systems. At no time may Contractor make any changes to flights operated by United or any other carrier.

     B.   AIRCRAFT TO BE USED

           1.    Aircraft Types.     Unless otherwise agreed
by  United,  Contractor  will  provide  Contractor's  United
Express Services described in this Article IV with the aircraft described on Appendix D.

          2.   Technical Specifications.

               a. The aircraft and any replacement aircraft utilized by Contractor pursuant to this Article IV.B will bear those United Marks which are expressly designated by United, whether included on Appendix A or otherwise established by United. Technical specifications covering aircraft colors, schemes, United Marks and other elements of exterior and interior aircraft decor will be provided to Contractor by United. Contractor will have all aircraft used to provide Contractor's United Express Services painted and decorated with the exterior and interior color decors and patterns specified by United, in accordance with the technical specifications referenced in this Article IV.B.2. Contractor will be responsible for maintaining all of its aircraft.

               b. In addition to the use of the United Marks on its aircraft, Contractor will use and display a suitable sign or insignia on the exterior of its aircraft that identifies Contractor as the operator of the services being provided pursuant to this Agreement. The use and display of such sign or insignia will be subject to the prior written approval of United as to its nature, size and location on Contractor's aircraft.

           3. Substitute Aircraft. In addition to the aircraft referenced in Article IV.B.1 above, if requested by United, Contractor will use reasonable efforts to arrange for, and will make available for its use, such spare or substitute aircraft as are required to effectively maintain Contractor's United Express Services.

            4. Frequency Change. Notwithstanding the above, in the event Contractor is unable to operate a particular scheduled frequency with an aircraft bearing United Marks, Contractor will notify United of such event and the circumstances of Contractor's inability to so operate and Contractor will be permitted to operate an aircraft bearing different elements of aircraft exterior decor than those specified above. If such operations extend beyond a continuous forty-eight (48) hour period, Contractor must seek and obtain United's approval for such aircraft substitutions; provided that if Contractor purchases or leases a used aircraft which does not contain appropriate United Marks, Contractor will notify United and Contractor may operate such aircraft without United's Marks for up to 60 days after the date of purchase or lease of such aircraft by Contractor.

           5. Mark Change. United may from time to time change the Marks to be used for United Express Carriers. At any time during the term of this Agreement, and in the sole discretion of United, Contractor may be required to use such new or different Marks, external or internal color decors and patterns on its aircraft and uniform design as United may determine and to discontinue use of old marks, external and internal color decors and patterns, and uniform designs. Upon written notice from United, which will include the specifications for any such changes in Marks or exterior or interior aircraft decor and patterns or uniform designs, Contractor will effect such changes in accordance with the schedule mutually agreed to by the parties. Contractor will pay all costs it incurs in any painting of its aircraft or making aircraft interior modifications as a result of a change in United's specifications.

     C.   INVENTORY

          United will have the sole right to set and control seat inventory levels for the aircraft used by Contractor in Contractor's United Express Services and will take all revenue and inventory risk and will maintain inventory and pricing responsibility.

     D.   FLIGHT CREWS TO BE USED

           1. Flight Crew. All of Contractor's United Express Services will be operated with crews consisting of a captain or pilot, and a first officer or co-pilot. All such crew members will at all times meet all currently applicable governmental requirements, as such requirements may be amended from time to time during the life of this Agreement, and will be fully licensed and qualified for the services to be performed hereunder. In addition, each and every one of Contractor's captains will hold a current Airline Transport Pilot Certificate. Crewmembers will also meet any and all requirements imposed by the insurance policies that are to be maintained pursuant to Article XI.

            2.    Flight  Attendants.   Contractor's  flight
attendants will at all times possess all necessary training and meet all currently applicable governmental requirements.

     E.   REGIONAL JETS

          1. Contractor is authorized to operate up to 128 regional jet aircraft, 50-seat capacity or less, as United Express under the terms of this Agreement for delivery by December 31, 2003. The deployment of any regional jet aircraft operated by Contractor, as United Express or operated with United Express livery, must be approved by United on a city pair basis. ----------

          2. In recognition of a similar right in the 1991 United Express Agreement, as amended, between Contractor and United, Contractor will be authorized to operate a minimum of ----- of any fifty or fewer seat regional jet aircraft within the United Express system above ----. Said percentage will be based upon the total number of such aircraft operating in the fleets of all United Express carriers, in excess of the initial ---- fifty or fewer seat regional jet aircraft, measured as of the end of each calendar year; provided, however, in applying the foregoing percentage to determine the number of aircraft allocable to Contractor, fractional aircraft shall be disregarded. This authorization terminates March 31, 2009.

          3. Notwithstanding the above, if United consummates its acquisition of US Airways, Contractor's right to operate a minimum of ----- of any fifty or fewer seat regional jet aircraft within the United Express system above ---- will be capped at ---- regional jet aircraft and shall expire as of December 31, 2005.

       F. DULLES AIRPORT GATE FACILITIES

      Subject to any applicable laws, regulations, or lease terms, and to the extent that United is scheduling Contractor's aircraft to fully utilize the Terminal A Gate facilities and the Terminal T Gate facilities under the control of Contractor at Washington-Dulles International Airport ("IAD"), said facilities will be used by Contractor only for United Express operations or operations under its own code and livery and shall not be used for operations of any other carrier (including, but not limited to, Contractor operating under the code of another carrier). To the extent that said facilities are not fully utilized, Contractor shall have the right to sublease said facilities to another carrier, provided Contractor offers United a right of first refusal to sublease said facilities for United's use.

V.   OPERATING RESTRICTIONS

     A.   UNITED EXPRESS OPERATIONS ONLY

     Other than pursuant to this Agreement, Contractor shall not, and it shall ensure that its affiliates do not, either directly or indirectly, engage or attempt to engage, as Contractor's United Express Services, on its or their own behalf or on behalf of a third party in any air transportation business or otherwise provide flight services as Contractor's United Express Services.

     B.   NO OPERATION OUTSIDE AGREEMENT

           Contractor will not use any of the services or facilities afforded to Contractor by United or its affiliates under this Agreement for air transportation or related services provided by Contractor or its affiliates outside the scope of this Agreement. Under no circumstances will Contractor or its affiliates be permitted to operate aircraft bearing United's Marks in city pairs other than those specified by United pursuant to Article IV, without the prior written consent of United other than charters operated as provided in Article IV.A.4. hereof. Contractor will not, without United's prior written consent, permit any third party, whether under a lease arrangement or otherwise, to operate any aircraft bearing United's Marks.

     C.   SEVERABILITY AND REMEDY

           1. If the restrictions set forth in Article V.A or V.B or any part thereof should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected. In the event that any time, scope or territorial limitation is deemed to be unreasonable by a court of competent jurisdiction, then Contractor agrees and submits to the reduction of either said time, scope or territorial limitation to such a time period, scope or area as said court shall deem reasonable. In the event the Contractor shall be in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the period of time during which such breach or breaches should occur.

           2. Contractor acknowledges that United has no adequate remedy at law and would be irreparably harmed were Contractor to breach or threaten to breach the provisions of
Article V.A or V.B hereof and, therefore, agrees that United shall be entitled to injunctive relief to prevent any breach or threatened breach of Article V.A or V.B hereof, and to specific performance of the terms of Article V.A and V in addition to any other legal or equitable remedy it may have. Contractor also agrees that it shall not raise the defense that United has an adequate remedy at law in any equity proceeding involving it relating to Article V.A or V.B hereof. Nothing in this Agreement shall be construed as prohibiting United from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

VI.  LICENSE

     A.   GRANT OF LICENSE

           Contractor will conduct all operations described in Article IV.A above, and any additional operations undertaken by subsequent amendment hereto, under the Marks set forth in Appendix A or other marks designated by United pursuant to this Article VI.A and subject to Article IV.B.5. In consideration for the services to be provided by Contractor under this Agreement, United hereby grants to Contractor, upon the terms and conditions herein contained, a nonexclusive, nontransferable right and license to use
United's Marks, and Contractor hereby undertakes the obligation to use the license, in connection with the services to be rendered by Contractor under this Agreement; provided, however, that at any time during the term of this Agreement, United may alter, amend or revoke the license hereby granted and require Contractor's use of any new or different Marks in conjunction with the air transportation services provided hereunder as United may determine in the exercise of its sole discretion and judgment.

     B.   TERMS AND CONDITIONS GOVERNING LICENSE

            1. United's Marks. Contractor hereby acknowledges United's ownership of United's Marks, further acknowledges the validity of United's Marks, and agrees that it will not do anything in any way to infringe or abridge United's rights in its marks or directly or indirectly to challenge the validity of United's Marks.

           2. Standards of Service. Contractor agrees that, in providing services under this Agreement in conjunction with one or more of the United Marks, it will comply with all service quality standards prescribed by United ("Standards of Service"). Standards of Service include, but are not limited to, United standards for (a)
minimum aircraft type, as set forth in Article IV, (b) customer service, as set forth in United's Customer Service Policies and Procedures, (c) minimum customer service training requirements consistent with United's customer service practices and procedures, (d) in-flight amenities and service, (e) aircraft appearance, (f) Ground Handling Duties, in accordance with Article VI.B.3, (g) United/United Express safety programs (and Contractor will enter into any agreements relating to such programs that are similar to those offered to other United Express Carriers), and (h) any other quality control measures designated by United, as such standards may be prescribed by United from time to time. As necessary, United will provide training to Contractor's designated instructors in the requirements of United's Customer Service Policies and Procedures; provided that United will at its expense provide a trainer and materials, and United agrees that the Standards of Service prescribed by it will not be unreasonable in light of the facilities and aircraft available to Contractor. United will have the right, from time to time, to inspect Contractor's United Express Services to determine if they conform to the Standards of Service. In the event United determines that Contractor is not in compliance with the Standards of Service, United will notify Contractor and Contractor will promptly rectify any such noncompliance. Failure on the part of United to conduct such inspections will not relieve Contractor of its obligations to conform to United's Standards of Service. At United's discretion, material noncompliance by Contractor with any part of the Standards of Service following such notice and reasonable opportunity to cure may result in, but not limited to, restriction or loss of pleasure travel privileges, suspension of authority to serve city pair markets, or any other nonexclusive remedy or remedies deemed appropriate by United under the particular circumstances.

           3. Aircraft Ground Handling Procedures. In addition, Contractor agrees that in providing Contractor's United Express Services, it will conform to all of its Aircraft Ground Handling Procedures. As used herein, Aircraft Ground Handling Procedures include, but are not limited to, procedures for (a) deicing, (b) handling and (c) other aircraft servicing measures, as such procedures may be prescribed by Contractor from time to time. Contractor agrees that all Aircraft Ground Handling Procedures prescribed by it will be established in compliance with all applicable federal, state, local and industry regulations as well as any additional procedures, which United may prescribe from time to time. Contractor will obtain any and all necessary federal, state, local and regulatory approvals of such Aircraft Ground Handling Procedures. Once all necessary approvals are obtained, Contractor will provide a copy of its Aircraft Handling Procedures to United. At each Joint Location and United Location, as necessary, Contractor will train United employees in the requirements of Contractor's Aircraft Handling Procedures; provided that Contractor will provide a trainer and materials and United will pay all other expenses incurred by its employees in connection with such training.

          4.   Liability for Operations.     Nothing in this
Article VI.B is intended to nor will be construed so as to relieve Contractor of any liability or to impose any liability on United for Contractor's United Express Services by virtue of any of United's rights under Articles VI.B.2 or VI.B.3, whether exercised or not.

          5. Non-Exclusivity. Nothing in this Agreement is intended nor will be construed to give Contractor the exclusive right to use United's Marks, or to abridge United's right to use or to license its Marks, and United hereby reserves the right to continue use of United's Marks and to license such other uses of such Marks as United may desire.

           6. Reversion of Marks. Upon termination of this Agreement for any reason, the right to use herein granted for United's Marks will immediately revert back to United, and Contractor will have no right to use such Marks in any way. Further, Contractor will at its sole cost and expense immediately upon termination of this Agreement remove all United's Marks from its aircraft, its other vehicles, the uniforms of its personnel, its facilities and from any and all other places or things controlled or formerly controlled by Contractor.

     C.   INFRINGEMENT

           United will, at its expense, defend Contractor against any claim that the use of any United Mark infringes a registered trademark or service mark of any third party in the United States, and will pay all costs, damages, and attorneys' fees that a court finally awards as a result of such claim. To qualify for such defense and payment Contractor must (i) give United prompt written notice of any such claim and (ii) allow United to control and fully cooperate with United in the defense and all related settlement negotiations. United's obligation hereunder is conditioned on Contractor's agreement that if any Mark becomes, or in United's opinion is likely to become, the subject of such a claim, Contractor will permit United at its option either to procure the right for Contractor to continue using such Mark or to replace or modify such Mark so that it becomes noninfringing. This Article VI.C states United's entire obligation to Contractor regarding infringement or the like.

VII. ADDITIONAL UNDERTAKINGS

     A.   BULK PURCHASES

           Each party may use its good faith efforts to assist the other in obtaining goods and services useful to the other party in the most economical manner, including, without limitation, fuel, uniforms, supplies and ground equipment. If the parties agree to participate in a bulk purchase arrangement, the terms of any such bulk purchase arrangement will be as set forth in a separate agreement between the parties.

     B.   UNIFORMS

           Contractor shall require all of its Designated Personnel to wear uniforms which are in the United Express colors and styles approved by United from time to time for the uniforms of Contractor personnel performing Contractor's United Express Services. Contractor agrees that all such Designated Personnel employed by Contractor shall wear the above-described uniforms. Any other employees of Contractor who are visible to the public, other than Designated Personnel, will wear uniforms as reviewed and approved by United, which approval shall not be unreasonably withheld.

     C.   PASSES AND REDUCED RATE TRAVEL

           Each party will comply with the terms of a separate agreement (which has been entered into) between them under which are granted to the employees of the other party certain passes and reduced rate pleasure travel privileges ---------- Contractor reserves the right to offer positive space travel consistent with normal industry practices. Contractor reserves the right to offer travel privileges for its United Express flights for its employees and eligible relatives, and to offer buddy passes to its employees, on a fee or no fee basis, and to retain any fees charged by Contractor for said services. ACA further reserves the right to enter into interline agreements with other carriers to provide free and reduced rate travel for employees of Contractor and its affiliates, and to provide reciprocal benefits for employees of such carriers on its United Express flights on a space available basis.

     D.   SIGNAGE

           As of the Effective Date, Contractor will display signage advertising its operations as a United Express Carrier in all Contractor Locations and in those Joint Locations specified by United. All signage must be approved by United prior to its use by Contractor, and Contractor shall be responsible for the acquisition, installation and maintenance of all such signage approved by United.

     E.   ENVIRONMENTAL

          With respect to all matters which relate to or may affect the environment, Contractor agrees to conduct its operations (including its compliance with Environmental
Laws) in a prudent manner consistent with United's policies and practices related to environmental matters including, without limitation, taking reasonable preventive measures consistent with such policies and practices to avoid liabilities related to environmental matters.

VIII.     FEES PAYABLE TO CONTRACTOR

     A.   FEES

          1. For and in consideration of the passenger bookings, transportation services, facilities and other services to be provided by Contractor hereunder, the right to control inventory and receive and retain all of the air fares, cargo rates, mail charges and all other revenue received by Contractor and United under this subsection and other valuable consideration provided under this Agreement, United shall pay Contractor a flat rate per departure ("Cost per Departure") pursuant to Contractor's United Express flights operated in the city-pair markets set forth on Appendix D. Cost per Departure will be subject to the following:

                a.    Contractor and United agree to  review
the Cost per Departures set forth on Appendix D annually, and after any event or occurrence (including but not limited to new union agreements, requests by United to change livery, and requests by United to close stations) that either party reasonably deems to be likely to result in a significant impact on any material provision of this Agreement. Annual reviews shall take place prior to January 31 in each year, with the first such review to be conducted in January 2001 for year 2001 departure fees. Each of the parties agrees to act in good faith upon each such review to modify the Cost per Departures used in the next 12-month period (or for the remaining portion of such twelve month period) to take into account changes in costs.

                b.    Contractor  will  include  performance
incentive compensation for employees in its Cost per Departure, but will reimburse United for profit sharing expense paid as set forth on Paragraph 5 of Appendix E.

                c.    United and Contractor agree that Costs
per Departure will be based on assumed fuel cost of $----- per gallon. Each month, Contractor and United will reconcile actual fuel costs and United will pay Contractor the difference between assumed fuel costs and actual fuel costs if actual fuel cost is higher. Contractor will pay United the difference between assumed fuel costs and actual fuel cost if assumed fuel cost is higher.

                d.   Ownership cost for leased aircraft will
be based on actual cash rental payments made by Contractor. Adjustments will be made for the cost of any additional improvements to the aircraft made by the Contractor, which shall be amortized over the life of the aircraft. Ownership cost for owned aircraft will be based on: (i) depreciation of the aircraft on a straight-line basis over the period ending  on  the  applicable  date  of,  and  to  the  amount guaranteed by, any residual value guarantee held by Contractor with respect to such aircraft, or to an estimate of such amounts if no residual guarantee exists; and (ii) interest expense based on the full value of the aircraft at the mortgage debt rate.

               e. For newly delivered aircraft, other than the Former ACAJet CRJs, aircraft rents or ownership costs for the period between the delivery date and in-service date will be reimbursed to Contractor by United as incurred. For the first four newly delivered Former ACAJet CRJs, aircraft rents or ownership costs will be reimbursed to Contractor by United for the lesser in duration of the following: (i) the period between the delivery date and in-service date, or
(ii) 15 days. United will be responsible for determining the in-service date, and Contractor will cooperate with United in minimizing the time between the delivery date and in-service date, but Contractor will not be responsible for delivery delays caused by the manufacturer.

                f.    Cost  per  Departures associated  with
direct maintenance for CRJ and D328 aircraft will be based on the projected average maintenance rate over a term of
16.5 years. Aircraft maintenance rate for J41 and J32 aircraft will be based on ----------.

                g.    United recognizes that Contractor will
incur transition costs related to changing its operations under this Agreement. Any transition cost included in Costs per Departure will be supported by Contractor and shall not exceed a maximum of $----------.

                 h.    Notwithstanding  the  provisions   of
Article VIII.A.1.e., United will not reimburse any of the costs associated with transitioning the Former ACAJet CRJs to the United Express program beyond costs that would be incurred had the aircraft originally been ordered for United Express service. These costs include but are not limited to aircraft painting, aircraft reconfiguration, penalty fees, or ownership costs. Under no conditions will United provide any reimbursement for any costs associated with painting or reconfiguring aircraft that have previously been painted in Delta Express livery.

          2. United and Contractor have developed a Monthly Incentive Payment that, with respect to Contractor's operation as a United Express Carrier, is based upon (i) on-time performance, (ii) completion rates, (iii) baggage handling, and (iv) customer repurchase intent on all city pairs under Appendix D, all as measured against pre-determined and mutually agreeable goals. The incentive program, unless otherwise agreed in writing, is reflected on Appendix E, and United shall pay Contractor the Monthly Incentive Payment calculated in accordance with Appendix E.

     B.   PAYMENT

          United will pay Contractor each week the applicable Cost per Departure and a prorated amount, assuming Level C performance, for the Monthly Incentive Payment for all departures estimated to be operated during the next week. Payment of said estimated amounts will be made by United weekly in advance on each Tuesday, paid through wire transfer to Contractor's bank, the account information for which Contractor shall provide to United on or before the Effective Date. Reconciliation will be within ninety days after the end of each month based on actual levels of performance, actual departures, actual fuel costs, and actual passengers using ticket lift processed by United's Revenue Accounting Department, and payment of any adjustments due to reconciliation shall be made by an adjustment to the applicable monthly payment for the next month for transportation to be furnished by Contractor.


     C.   AIRPORT CHARGES

           If  there  are  any  airport  or  other  charges,
Contractor  will  either  pay  such  charges  directly   (or
reimburse United, if already paid by United, for any such charges relating to Contractor's operations).

IX.  MAINTENANCE AND FUELING

      United will have no responsibility for maintenance or fueling of Contractor's aircraft.

X.   U.S. MAIL

     United and Contractor agree to cooperate in making bids for mail carriage.

XI.  INSURANCE

     A.   INSURANCE TYPES

           During the term of this Agreement and any renewal thereof, Contractor agrees to procure and maintain in full force and effect, at its own expense, a policy or policies of insurance with insurers of recognized reputation and responsibility, which provides at a minimum the following insurance:

           1. Comprehensive Airline Liability Insurance, including but not limited to Aircraft Liability, Passenger Liability, Comprehensive General Liability Insurance, Cargo Liability and Baggage Liability Insurance, with combined single limits for each and every loss and each aircraft of not less than U.S. $---------- combined single limit per occurrence; provided, however, that non-passenger personal injury coverage may be limited to $---------- per occurrence. Any policies of insurance carried in accordance with this Article XI.A.1 will also contain or be endorsed to contain those provisions set forth in the attached Appendix F;

           2. Aircraft Hull All Risks Insurance, including ground and flight coverage on the Aircraft, including its engines and all its parts when installed or temporarily detached from the Aircraft on an agreed value basis, subject to standard industry deductibles.

           3. Insurance for the Automation Equipment and communications equipment against all risk of loss or damage, including, without limitation, the risks of fire, theft and such other risks as are customarily insured in a standard all-risk policy. Such insurance shall also provide the following:

                a.   Full replacement value coverage for the
Automation  Equipment provided under this Agreement;

                b.   Full replacement value coverage for the
communications  equipment;

                c.    An endorsement naming United as a  co-
insured  and as a  loss payee to the extent of its  interest
in   the   Automation   Equipment  and  the   communications
equipment; and

                d.   An endorsement requiring the insurer to
give  United at  least 30 days' prior written notice of  any
intended  cancellation,  non-renewal,  material  change   in
coverage or any default in the payment of a premium.

     B.   30-DAY NOTICE

          On or before the Effective Date of this Agreement, and not less than thirty (30) days before the expiration or termination date of any insurance required to be maintained by Contractor under Article XI.A above, Contractor will furnish United with certificates of insurance evidencing compliance with the foregoing requirements, unless otherwise provided in writing between the parties.

     C.   ALTERATIONS

            United has the right to make reasonable alterations in the requirements set forth in this Article XI above, in respect of the types and scope of coverage and amounts of insurance, any such alteration being deemed reasonable if readily available and if it becomes the custom in the industry.

     D.   FAILURE TO MAINTAIN INSURANCE

           In the event that Contractor fails to acquire or maintain insurance as herein provided, United may at its option secure such insurance on Contractor's behalf at Contractor's expense.

XII. LIABILITY AND INDEMNIFICATION

     A.   EMPLOYER'S LIABILITY AND WORKERS' COMPENSATION

           Each party hereto assumes full responsibility for its employer's liability and Workers' Compensation liability to its own officers, directors, employees or agents on account of injury, or death resulting from or sustained in the performance of their respective service under this Agreement. Each party, with respect to its own employees, accepts full and exclusive liability for the payment of workers' compensation and employer's liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United States or by any state or local governmental body with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each party further agrees to make such payments and to make and file all reports and returns, and to do everything to comply with the laws imposing such taxes, contributions or other payments.

     B.   INDEMNIFICATION BY CONTRACTOR

          Contractor hereby assumes liability for and agrees to indemnify, release, defend, protect, save and hold United, its officers, directors, agents, and employees harmless from and against any and all liabilities, damages, expenses, losses, claims, demands, suits, fines, or judgments, including but not limited to attorneys' and witnesses' fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to or be recovered from United, its officers, directors, employees or agents, by reason of any injuries to or deaths of persons, except for injury or death of United employees, or the loss of, damage to, or destruction of property, including the loss of use thereof, arising out of, in connection with, or in any way related to any act, error, omission, operation, performance or failure of performance of Contractor or its officers, directors, employees and agents, regardless of any negligence either active, passive, or otherwise on the part of United, its officers, directors, employees or agents (but excluding the reckless and willful misconduct or gross negligence of United, its officers, directors, employees or agents) which is in any way related to the services of Contractor contemplated by or provided pursuant to this Agreement, or any other service, act, omission, operation, performance, failure of performance or use, operation, maintenance, storage or possession of any aircraft, whether or not bearing United's exterior decor, colors, and logo, and whether or not used in the performance of services contemplated hereby or in connection with any other services permitted by Article IV or otherwise. United will give Contractor prompt and timely notice of any claim made or suit instituted against United which in any way results in indemnification hereunder, and Contractor will have the right to compromise or participate in the defense of same to the extent of its own interest.

     C.   ----------

     D.   CONTRACTOR'S SUPPLIES LIABILITY

          Contractor hereby assumes liability for and agrees to indemnify, release, defend, protect, save and hold United, its officers, directors, agents, and employees from and against any and all liabilities, damages, losses, claims, demands, suits, fines or judgments, including but not limited to attorneys' and witnesses' fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to, or be recovered from United, its officers, directors, employees, or agents by reason of any losses or damages incurred on account of the loss, misapplication, theft or forgery of passenger tickets, exchange orders, or other supplies furnished by or on behalf of United to Contractor, or the proceeds thereof, whether or not such proceeds have been deposited in a bank and whether or not such loss is occasioned by the insolvency or bankruptcy of a bank in which Contractor may have deposited such proceeds, other than a loss caused by a bank to which funds have been transmitted at the express direction of United. Contractor's responsibility hereunder for passenger tickets, exchange orders, and other supplies will commence immediately upon the delivery of said passenger tickets, exchange orders, and other supplies into the possession of Contractor or any duly authorized officer, agent or employee of Contractor. United will furnish Contractor prompt and timely notice of any claims made, or suits instituted against United which in any way may result in the indemnification hereunder, and Contractor will have the right to compromise or participate in the defense of same to the extent of its own interest.

     E.   INDEMNITY FOR INFORMATION

          Contractor hereby assumes liability for and agrees to release, defend, protect, save, indemnify and hold United, its officers, directors, employees and agents harmless from all liabilities, damages, losses, claims, demands, suits, fines or judgments including but not limited to attorneys' and witness' fees, costs and expenses incident thereto, of Contractor and any third person, express or implied, arising by law or otherwise, as a result of, or related to, any errors in information provided by United under this Agreement, regardless of any negligence of United either active, passive or otherwise (but excluding the willful misconduct or gross negligence of United). Contractor's waiver and release to United in this Article XII applies to any liability, obligation, right, claim, or remedy in tort and including any liability, obligation, right, claim, or remedy for loss of revenue or profit or any other direct, indirect, incidental, special, or consequential damages.

     F.   UNITED DEFINITIONS

           As used in this Article XII for purposes of identifying an indemnified party, all references to United include United's parent company, and any subsidiary or affiliate of United or its parent company, and their respective employees, officers, directors and agents. For purposes of this Article XII any passenger who connects in any city from a flight on United or Contractor (the "Carrying Party") within four (4) hours after the end of such flight to a flight of the other party (the "Connecting Party") become passengers of the Connecting Party when such passenger enters the hold room or waiting area to which they were deplaned in such city from the Carrying Party's flight to such on-line city. A passenger of the Carrying Party who does not have a connecting flight with the other party hereto and prior to entering the hold room or waiting area after deplaning from the Carrying Party's flight in the Connection City is a passenger of the Carrying Party. For purposes of this Article XII, neither loading bridges, hallways, stairways, nor ramp areas will be considered part of the hold room or waiting area.

XIII.     REPORTS

     A.   CLOSE-OUT ENTRIES

           Upon departure of each Contractor flight from Contractor Locations and Joint Locations, close-out entries shall be made by Contractor in Apollo Services as required by United and as specified in the Standards of Service. If Contractor fails ----- times in any consecutive thirty (30) day period to perform flight close-out, as outlined above, where such occurrence is caused by or arising out of an act or omission of Contractor, then upon notification by United to contractor, Contractor shall pay United damages of ($---
- ----) for each occurrence over and above the first ----- occurrences.

     B.   BOARDING INFORMATION

            Information reports containing data covering boarding, and other information agreed to by the parties, for Contractor's operations hereunder will be produced from the close-out entries and provided by United to Contractor, on a monthly basis 15 days after the month end.

     C.   OPERATING PERFORMANCE

           Contractor will furnish to United within ten (10) after the end of each month a detailed report of its operating performance, which report will include information on Contractor's performance during the preceding month for each of the items designated by United, including, but not limited to, Operating Performance Standards and aircraft appearance.

     D.   INSPECTION

           United may inspect Contractor's corporate records
and   accounts   related  to  Contractor's  United   Express
Services, from time to time, upon reasonable notice during the life of this Agreement.

     E.   DAILY PASSENGERS

            Each day Contractor will furnish to United (Attention: WHQNC) daily operating reports for the preceding day which will include the number of Revenue Passengers boarded; the number of scheduled flight departures; the number and percentage (compared to schedule) of actual flight departures; the reason for each flight cancellation; number of flight departures on time within five minutes; percentage of flight arrivals within fifteen minutes; and the month-to-date numbers and percentages for each measurement listed above.

     F.   GOVERNMENT FILINGS

           Contractor will be responsible for filing all reports relating to its operations with the DOT, FAA or any state or airport authority, and Contractor will promptly furnish United with copies of all such reports and such other available traffic and operating reports as United may request from time to time during the life of this Agreement. To the extent only United is in possession of relevant statistics used in such reports, United will provide such available statistics to Contractor as necessary for Contractor to complete these filings.

     G.   COPY OF GOVERNMENT REPORTS

           Contractor will promptly furnish United with a copy of every report that Contractor prepares, whether or not such report is filed with the FAA, NTSB or any other governmental agency, relating to any accident or incident involving an aircraft used by Contractor in performing services under this Agreement, whether or not such aircraft bears any of United's Marks, when such accident or incident is claimed to have resulted in the death or injury to any person or the loss of, damage to or destruction of any property.

XIV. INDEPENDENT CONTRACTORS AND WAIVER OF CONTROL

     A.   INDEPENDENT CONTRACTORS

          The employees, agents, and independent contractors of Contractor engaged in performing any of the services Contractor is to perform pursuant to this Agreement are employees, agents, and independent contractors of Contractor for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of United. In its performance under this Agreement, Contractor will act, for all purposes, as an independent contractor and not as an agent for United. Notwithstanding the fact that Contractor has agreed to follow certain procedures, instructions and Standards of Service of United pursuant to this Agreement, United will have no supervisory power or control over any employees, agents or independent contractors engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures made by United will, in all events, be transmitted by United to Contractor's designated representative. Nothing contained in this Agreement is intended to limit or condition Contractor's control over its operations or the conduct of its business as an air carrier, and Contractor and its principals assume all risks of financial losses which may result from the operation of the air services to be provided by Contractor hereunder.

     B.   EMPLOYEES

          The employees, agents, and independent contractors of United engaged in performing any of the services United is to perform pursuant to this Agreement are employees, agents, and independent contractors of United for all purposes, and under no circumstances will be deemed to be employees, agents, or independent contractors of Contractor. Contractor will have no supervision or control over any such United employees, agents and independent contractors and any complaint or requested change in procedure made by Contractor will be transmitted by Contractor to United's designated representative. In its performance under this Agreement, United will act, for all purposes, as an independent contractor and not as an agent for Contractor.

     C.   UNAUTHORIZED OBLIGATIONS

           1. Nothing in this Agreement authorizes United to make any contract, agreement, warranty, or representation on Contractor's behalf, or to incur any debt or obligation in Contractor's name ("Contractor Unauthorized Obligation"); and United hereby agrees to defend, indemnify, save, release and hold Contractor, its officers, directors, employees and agents harmless from any and all liabilities, claims, judgments and obligations which arise as a result of or in connection with, or by reason of any such Contractor Unauthorized Obligation made by United, its officers, directors, employees, agents or independent contractors in the conduct of United's operations.

            2.     Nothing  in  this  Agreement   authorizes
Contractor to make any contract, agreement, warranty, or representation on United's behalf, or to incur any debt or obligation in United's name ("United Unauthorized Obligation"); and Contractor hereby agrees to defend, indemnify, save, release and hold United, its officers, directors, employees and agents harmless from any and all liabilities, claims, judgments and obligations which arises as a result of or in connection with, or by reason of any such United Unauthorized Obligation made by Contractor, its officers, directors, employees, agents or independent contractors in the conduct of Contractor's operations.

     D.   CONTRACTOR FLIGHTS

            The fact that Contractor's operations are conducted under United's Marks and listed under the UA designator code will not affect their status as flights operated by Contractor for purpose of this Agreement or any other agreement between the parties, and Contractor and United agree to advise all third parties, including passengers, of this fact.

XV.  DEFAULT AND TERMINATION

     A.   BANKRUPTCY

          If either party (the "Section A Defaulting Party") becomes insolvent; if the other party has evidence that the Section A Defaulting Party is not paying its bills when due without just cause; if the Section A Defaulting Party takes any step leading to its cessation as a going concern; makes an assignment for the benefit of creditors or a similar disposition of the assets of the business; or if the Section A Defaulting Party either ceases or suspends operations for reasons other than an Article XXV force majeure condition (a "Section A Default"), then the other party (the "Insecure Party") may immediately terminate this Agreement on notice to the Section A Defaulting Party. If bankruptcy proceedings are commenced with respect to the Section A Defaulting Party and if this Agreement has not otherwise terminated, then the Insecure Party may suspend all further performance of this Agreement until the Section A Defaulting Party assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by the Insecure Party pending the Section A Defaulting Party's assumption or rejection will not be a breach of this Agreement and will not affect the Insecure Party's right to pursue or enforce any of its rights under this Agreement or otherwise. If a bankruptcy proceeding is commenced with respect to Contractor, Contractor and United hereby agree that Contractor's obligations under this Agreement must be fully performed pursuant to the terms of this Agreement and that in the event United provides written notice to Contractor and/or its trustee in bankruptcy of United's demand that this Agreement be terminated, Contractor and/or trustee shall be obligated to reject such agreements pursuant to Section 365 of the Bankruptcy Code within 30 days of such notice and release any and all rights thereunder to United.

     B.   COVENANT DEFAULT

          If either party (the "Section B Defaulting Party") shall refuse, neglect, or fail to perform, observe, or keep any material covenants, agreements, terms, or conditions contained herein on its part to be performed, observed, and kept and such refusal, neglect, or failure (individually and collectively, a "Breach") shall continue for a period of thirty (30) days after written notice to cure such breach to the Section B Defaulting Party thereof (a "Section B Default"), then the other party may upon thirty (30) days' notice to the Section B Defaulting Party terminate this Agreement. If a notice of breach is delivered and a notice of termination is not delivered within forty-five (45) days thereafter the other party shall be deemed to have waived its right hereunder to terminate for the particular occurrence of breach for which the Section B Defaulting Party received notice.

     C.   DEFAULT BY CONTRACTOR

           If Contractor shall refuse, neglect or fail to cure or perform any one of the following conditions, United may give Contractor written notice to correct such condition or cure such breach, and if any such condition or breach shall continue for thirty (30) days, or, in the case of
Article XV.C.1 below, ninety (90) days after notice to Contractor thereof (a "Section C Default"), then United may terminate this Agreement upon fifteen (15) days' written notice to Contractor if:

               1.   ----------; or

               2.   ----------; or

               3.   ----------; or

               4.   ----------).

- ----------



     D.   SIMILAR AGREEMENTS

           United  may immediately terminate this  Agreement
(i) pursuant to the terms of Article V (Operating Restrictions) if Contractor or any of its affiliates are in breach of the terms of Article V or (ii) if Contractor or any of its affiliates are in breach of the terms of Article IV.A.2.(ii) (a "Section D Default").

     E.   NON-COMPLIANCE WITH STANDARDS

           If Contractor shall refuse, neglect, or fail to perform or observe the provisions of the Standards of
Service or Aircraft Ground Handling Procedures to be performed, observed, and kept with regard to one or more city pairs under this Agreement; and such refusal, neglect, or failure shall continue for a period of sixty (60) days after written notice to cure such default to Contractor thereof (a "Section E Default"), then Contractor agrees, within five business days following receipt of such notice, to discuss with United such Section E Default and potential ways to cure such Section E Default. If Contractor does not cure any material Section E Default within the three calendar months following such discussion, then United may upon thirty (30) days' notice to Contractor terminate this Agreement. If a notice of Section E Default is delivered and a notice of termination is not delivered within forty-five
(45) days thereafter, United shall be deemed to have waived its right hereunder to terminate for the particular occurrence of breach for which Contractor received notice.

     F.   CONSEQUENCES OF TERMINATION

           Any termination pursuant to one or more of the provisions of this Agreement will be without additional liability to the party initiating such termination and will not be construed so as to relieve any party hereto of any debts or obligations, monetary or otherwise, to the other party that will have accrued hereunder prior to the effective date of such termination. Subject to the provisions of Article XV.G, either party will be entitled to any and all damages recoverable and remedies under law or in equity against the other for any material breach hereof. If either party breaches any term of this Agreement and the other party does not terminate this Agreement, the breaching party will pay to the non-breaching party all damages or other costs suffered by such party as a result of such breach.

     G.   UNITED'S LIQUIDATED DAMAGES

           1. If Contractor wrongfully terminates this Agreement or if United terminates this Agreement pursuant to the terms of Article XV of this Agreement, including for Contractor's breach, then Contractor will pay to United as liquidated damages, and not as a penalty, the Daily United Damages (in the case of Article XV.G.1.a, below), for each day remaining during the period commencing with the date of termination through the end of the term of this Agreement; provided, however, if United secures another carrier to replace Contractor:

               a. in the city pairs served by Contractor under this Agreement as a United Express Carrier at any of the affected stations, or if United determines that United could replace Contractor without increasing its damages in these city pairs, then the liquidated damages will be adjusted as follows:



                      (1)  At such time as the average daily
Total Net Sales Receipts (as defined in Article III.H) received by United from the replacement carrier or its own operations with respect to the city pairs previously included in Contractor's United Express Services for ----- consecutive days (the "Replacement Carrier's Average Daily Receipts") is at least ----- of Contractor's Average Daily Receipts, then from that day and thereafter, the Daily United Lost Receipts will be reduced by ----------

                     (2)  At  such  time as the  Replacement
Carrier's Average Daily Receipts are at least ----- of Contractor's Average Daily Receipts, then from that day and thereafter the Daily United Lost Receipts Revenue will be reduced to equal -----of the original Daily United Lost Receipts; and

                     (3)  At  such  time as the  Replacement
Carrier's Average Daily Receipts are at least 100% of Contractor's Average Daily Receipts, then from that day and thereafter the Daily United Lost Receipts will be reduced to Zero.

                b.    "Contractor's Average Daily  Receipts"
means the average amount of the daily Total Net Sales Receipts (as defined in Article III.H) from Contractor's United Express Services per day over the twelve (12) month period immediately preceding the date of termination or Contractor's breach, whichever occurs earlier. The "Daily United Lost Receipts" shall equal Contractor's Average Daily Receipts. The amount of the "Daily United Damages" shall equal the sum of (1) the Daily United Lost Receipts (as adjusted), plus (2) the difference between the Replacement Carrier's Average Daily Fees minus Contractor's Average Daily Fees; provided that, if the sum of the amount in clause (1) above plus the amount in clause (2) above is less than zero, then the Daily United Damages shall be zero. "Contractor's Average Daily Fees" means the average amount of fees paid by United to Contractor pursuant to Article III.H.2 under this Agreement per day over the twelve (12) month period immediately preceding the date of termination or Contractor's breach, whichever occurs earlier. "Replacement Carrier's Average Daily Fees" means the total average of the daily fees paid to another carrier, if any, and expenses incurred by United to replace Contractor's United Express Services for the Article IV.A.1 markets.

           2. If this Agreement is terminated in a manner such that United shall have the right to damages under this
Article XV.G, United shall, in good faith and in a commercially reasonable manner, secure another carrier to replace Contractor and take such other reasonable actions so as to mitigate the damages owed to United hereunder.

           3. The inclusion of this Article XV.G is not intended to modify, waive or restrict Contractor's rights to exercise any and all remedies available at law or in equity for United's breach of this Agreement.

          4. The provisions of this Article XV.G shall not be applicable to a termination of this Agreement by United pursuant to Article XV.C as a result of Contractor's failure to meet Operating Performance Standards referenced in
Article XV.C.1; provided, that the exclusion of the applicability of Article XV.G to Article XV.C.1 shall not be deemed to be a waiver of any right which United may have for remedies at law or in equity.

     H.   CALL OPTION

          1. United will have the option to assume Contractor's ownership or leasehold interest, as the case may be, in certain aircraft as more fully described in
Article XV.H.2 (the "Call Option") in any one or more of the following circumstances:

               a. if Contractor wrongfully terminates this Agreement, (in which event United will also be entitled to Liquidated Damages as provided in Article XV.G):

               b. if United terminates this agreement for Contractor's breach of this agreement for any one or more of the following  reasons  (in  which event  United  will  also  be entitled to Liquidated Damages as provided in Article XV.G):
- ----------

               c.   if Contractor's credit rating falls to a rating of ----
- -by Moody's and a rating of -----by Standard & Poors.  Under this circumstance only, United will also have the obligation to  lease or sublease such aircraft to Contractor for use by
Contractor  only in the United Express program,  ----------.
In  no  event shall Contractor be deprived of possession  of
such  aircraft,  during  the  period  the  Call  Option   is
exercised and implemented pursuant to this Article XV.H.1.c.

               d. if Contractor removes any one or more aircraft from the United Express program, without United's prior written consent, United will have a Call Option on those aircraft.

     2. The Call Option shall be governed and limited by the following:

                a.   The Call Option shall apply to all (but
not less than all, subject to Article XV.H.1.d above) regional jet aircraft operated by Contractor as United Express pursuant to the terms of this Agreement at the time of the event or events described in Article XV.H.1 above----
- --.

                b.    United shall deliver a notice  of  its
election to exercise the Call Option within ----- days following the date of notice of termination of this Agreement or the date of the event in Article XV.H.1.c or d above.

                c.    Within  fourteen  days  following  its
receipt of a notice by United of its election to exercise the Call Option, Contractor shall provide United with: (i) copies of documentation relating to interests to be assumed by United----------; (ii) lease rates and other financial information relevant to the assignment; and (iii) the identity of and contact information for all parties with an interest in said aircraft.

                d.    ----------Contractor will require that
certain provisions be contained in all future mortgage, financing, or lease contracts between Contractor and regional jet creditors or lessors. These provisions will
(i) acknowledge United's right to call such regional jets as provided in this Agreement and (ii) require that the creditor or lessor agree to allow Contractor to assign Contractor's mortgage or lease agreement to United (or, at United's election, a United affiliate or United Express Carrier subject to United providing any necessary credit support acceptable to such creditor or lessor) and that it will accept United or such designee as the party to such agreement in lieu of Contractor. ----------

          e. ----------As used herein, "senior creditor" means any person with an interest in the aircraft that is a lessor, any person lending funds to such lessor, any lender providing funds to Contractor to acquire the aircraft, any successor or assignee of any such person or their interest, any person refinancing any such interest, and any person holding a lien given priority under applicable law.

          f. In the case of aircraft leased to Contractor by parties not affiliated with Contractor, Contractor shall be entitled to a full release by creditors and lessors of Contractor and its affiliates from all further liabilities and obligations under said documents other than obligations relating to periods prior to the date of assignment to United ----------United shall assume all obligations of Contractor with respect to such lease documentation as of the date of assignment and adjustments shall be made between the parties for advance or arrears payment of rent. Such adjustment shall be the difference between: (x) the cash amount of rent actually paid under the lease during its entire term as of the time of the assignment, and (y) the total rent due during the entire term of the lease times the percentage of the number of days since the beginning of the lease to the total number of days in the entire term of the lease. ----------

                g.    In  the  case  of  aircraft  owned  by
Contractor or its affiliates, if United elects to exercise its Call Option, the aircraft shall be sold to United or its designee within ----- days following the date Contractor provides notice to United of the aircraft related information and delivery condition, and on the basis of the value which ----------If the parties have not mutually agreed what the ----- value of the aircraft is within 30 days, then the valuation shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of whom shall be chosen by United, and one by Contractor. If the two appraisers cannot agree on the valuation within 30 days of being chosen, then each shall render its own appraisal and shall by mutual consent choose another appraiser within five days after the end of such 30-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Contractor or United, on behalf of both, may apply to the American Arbitration Association (or any successor organization thereto) in Chicago, Illinois for the appointment of a third appraiser. With the appointment of the third appraiser by AAA or the parties agreement to a mutually agreed third appraiser the parties shall submit the matter of the value of the aircraft to binding arbitration before such third appraiser (the "Arbitrator"), in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA"). The AAA shall appoint the Arbitrator. The Arbitrator shall be authorized to set such rules regarding hearings, briefing, discovery, evidence, witnesses and other matters as the Arbitrator deems to be necessary in order for Contractor and United to conclude the arbitration proceeding and the Arbitrator to render a decision (the "Decision") within 30 days after Contractor's or United's submission to arbitration. The Decision shall be in writing. As soon as the Arbitrator has delivered his Decision and his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto. ----------

              h.    Aircraft shall be delivered to United in
"as  is"  condition,  except  that  all  aircraft  will   be
airworthy.

              i.   ----------

              j. For each aircraft that United acquires pursuant to the Call Option, United will purchase from the Contractor and take delivery of a proportional share of Contractor's spare engines, rotable and expendable spare parts, and tools, owned by Contractor to support the operation of the aircraft type. The aggregate proportional share of Contractor's spare engines, spare parts and tools shall be determined as the number of aircraft acquired by United as a percentage of the Contractor's fleet, by aircraft type. Spare parts, spare engines and tools will be purchased by United at their fair market value in their as is condition using the same valuation assumptions and the same arbitration procedures as set forth in paragraph (g) above.

     I.   OPERATING PERFORMANCE STANDARDS

            1.     As  used  in  this  Agreement,  the  term
"Operating  Performance Standards" means  those  Operational
Performance  Goals  set  forth in each  of  the  Performance
Levels D set forth on Appendix E.

           2. If at any time during the course of this Agreement United changes any of its operating performance standards for any reason, the parties will mutually agree to modify the corresponding Contractor Operating Performance Standards.


XVI.     ASSIGNMENT, MERGER AND ACQUISITION

     A.       ASSIGNMENT

           This Agreement may be terminated by either United or Contractor (the "First Party") if there is an assignment of this Agreement or of any of the rights, duties or obligations of the other party (except an assignment of the right to money to be received hereunder) without the prior written consent of the First Party. In the event that this Agreement is assigned, whether by operation of law, transfer of the control of Contractor in violation of ARTICLE XVI or any Related Agreement or otherwise, without such consent having been given in writing, the first party will have the right to terminate this Agreement immediately by telegraphic or written notice to the other party.

     B.       MERGER

            In  the  event  Contractor  merges  with  or  is
controlled or acquired by another air carrier, or a corporation owning or controlling or affiliated with or owned or controlled by such an air carrier ("Holding Company"), or a corporation owned, controlled or affiliated with any such Holding Company, United will have the option for ----- days after such merger, change in control or acquisition event is consummated to terminate this Agreement without liability to Contractor, except that all amounts due and payable by Contractor to United or by United to Contractor pursuant to this Agreement will survive such termination. If any single entity or individual which presently owns less than ----- of Contractor's or a Holding Company's outstanding voting stock, or owns no stock at all, acquires ----- or more of such outstanding voting stock or if other unusual activity occurs concerning Contractor's outstanding voting stock, Contractor will advise United within ----- days of the date on which such entity or person reaches or exceeds this ----- threshold.

     C.      ACQUISITION

            1.     For  purposes  of  this  Article   XVI.C,
"Qualifying Transactions" means any (a) merger, consolidation or reorganization of Contractor with another company, (b) sale, transfer or lease by Contractor of the assets of ACA or the aircraft utilized under or in connection with this Agreement (other than in the ordinary course of business), or (c) issuance or sale of stock in Contractor representing ----- or more of Contractor's outstanding stock (on a fully diluted basis after accounting for such stock issuance or sale); provided, however, that
(i) a merger, consolidation or reorganization shall not be considered a Qualifying Transaction if the company surviving such transaction (the "Surviving Corporation") shall agree to be bound by this Agreement, the stockholders of Contractor immediately before such transaction own, directly or indirectly, at least ----- of the combined voting power of the Surviving Corporation immediately after such transaction, and at least two of the Company's three senior executives immediately before such transaction continue to hold such positions immediately after such transaction and
(ii) the sale of Contractor's common stock in a registered public offering shall not be deemed to be a Qualifying Transaction, and (iii) the sale, transfer or lease by Contractor of the assets of ACA or the aircraft utilized under or in connection with this Agreement shall not be considered a Qualifying Transaction if it relates solely to such assets or aircraft that: (a) have become worn out or obsolete or are no longer used and useful in Contractor's day to day business; provided, however, that such sale or disposition does not impair or negatively affect Contractor's ability to complete scheduled service on a day to day basis under this Agreement; or (b) are being replaced with other assets of a similar type which are at least of equal quality and utility to Contractor in carrying on its day to day business and meeting its obligation under this Agreement; or (c) are used exclusively in connection with Contractor's Delta Connection operation.

           2. Contractor agrees that if it determines to initiate a Qualifying Transaction, other than in response to an unsolicited offer from a third party, then, prior to entering into discussions with a potential party to such transaction, Contractor will notify United of its intention (the "Notice"). If requested by United within five (5) business days after the date of receipt of the Notice, Contractor and United or United's designee will negotiate in good faith to determine terms and conditions on which Contractor and United or United's designee could complete such Qualifying Transaction and Contractor will grant United or its designee the right of first refusal regarding such proposed Qualifying Transaction. If United or United's designee and Contractor are unable to agree on terms and conditions for the proposed Qualifying Transaction within fifteen (15) business days after United's receipt of the Notice, then Contractor may terminate such negotiations on three (3) business days notice; provided, however, that any resulting agreement with any such third party may not be on terms more favorable to the third party than those offered by United or its designee, as the case may be, and in the case of a Qualifying Transaction described in Article XVI.C.1.a. such agreement must explicitly require such third party to fully assume this Agreement.

          3. Contractor agrees that if Contractor receives any offer by any third party to enter into an agreement for the consummation of a Qualifying Transaction, Contractor will notify United in writing of such offer prior to pursuing negotiations regarding a Qualifying Transaction with such third party. Contractor agrees that if, prior to the termination of this Agreement, Contractor and any third party enter into an agreement providing for the consummation of a Qualifying Transaction, Contractor will give United written notice of such third-party agreement, including as part of such notice a copy of the third-party agreement. Any such third-party agreement will provide that (a) Contractor will not be obligated to effect such Qualifying Transaction and such Qualifying Transaction will not be consummated until a date thirty (30) days subsequent to the receipt by United of written notice thereof and (b) it will terminate if, during such thirty (30) day period, United or its designee elects to enter into a Qualifying Transaction upon substantially the same or equivalent terms as are contained in such third-party agreement and (c) in the case of a Qualifying Transaction described in Article XVI.C.1.a., such third party will explicitly assume this Agreement; provided that if United or its designee is unable to match such third-party agreement due to United's or its designee's inability to provide the specific types of consideration (e.g., stock, rights or assets) to be delivered by such third party thereunder, Contractor agrees to negotiate in good faith in order to determine, within such 30-day period, an amount and type of consideration with an equivalent economic value to Contractor or its affliates or stockholders which could be paid or delivered to Contractor or its affiliates or stockholders in lieu of such specific consideration. Contractor agrees that any and all information provided to any third party in connection with a proposed Qualifying Transaction will be provided to United and/or its designee concurrent with being provided notice of such proposed Qualifying Transaction.

     D.   CERTAIN REORGANIZATIONS


           Articles XVI.A and XVI.B shall not apply to any merger, consolidation or reorganization as a result of which the Surviving Corporation shall adopt or assume this Agreement and the stockholders of Contractor immediately before such transaction own, directly or indirectly, at least ----- of the combined voting power of the Surviving Corporation immediately after such transaction.


     E.   APPLICABLE SECURITIES LAWS


          Nothing contained in this Article XVI or elsewhere in this Agreement shall prohibit Contractor from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended, or (ii) making any disclosure to Contractor's stockholders if, in the good faith judgment of the Board of Directors of ACAH, after consultation with outside counsel, the Board of Directors of ACAH determines that disclosure would be required by applicable law.

XVII.     CHANGE OF LAW

     Notwithstanding anything herein to the contrary, in the event there is any change in the statutes governing the economic regulation of air transportation, or in the applicable rules, regulations or orders or interpretation of any such rule, regulation or order of the DOT or other department of the government having jurisdiction over air transportation, which change or changes materially affect the rights or obligations of either party hereto under the terms of this Agreement, then the parties hereto will consult, no later than thirty (30) days after any of the occurrences described herein, in order to determine what, if any, changes to this Agreement are necessary or appropriate, including but not limited to the early mutual termination of this Agreement. If the parties hereto are unable to agree whether any change or changes to this Agreement are necessary and proper, or as to the terms of such changes, or whether this Agreement should be terminated in light of the occurrences described above, and such failure to reach agreement will continue for a period of thirty (30) days following the commencement of the consultations provided for by this Article XVII, then this Agreement may be terminated by either party immediately upon providing the other party thirty (30) days' prior written notice of such termination. Any such termination or mutual termination will be without additional obligation or liability to both parties except that such termination will not relieve either party of any debt or obligation, monetary or otherwise, accruing hereunder prior to the effective date of termination.

XVIII.         TAXES, PERMITS AND LICENSES

     A.   TRANSACTION TAXES

            Contractor agrees to pay on demand and to indemnify and hold United harmless from any and all penalties or interest arising out of any real and personal property, sales and use, occupational, gross receipts, value added, income, franchise and any other taxes, customs, duties, excise taxes, fees, charges, or assessments, of any nature whatsoever imposed by any federal, state, local or foreign government or taxing authority upon Contractor or United with respect to the performance of this Agreement, or to Contractor's operations, or the equipment contained therein or services provided thereby, or the revenues derived therefrom (except for penalties or interests arising out of any tax upon or measured by United's net income). If a claim is made against United for any penalties or interest referred to above, United will promptly notify Contractor and request payment of such claim. If reasonably and in good faith requested by Contractor in writing, United will upon receipt of indemnity and evidence that Contractor has made adequate provision for the payment of such penalties or interest, satisfactory to United, contest the validity, applicability or amount of such penalties or interest, taxes and other charges at Contractor's expense. Contractor shall pay United upon demand for all expenses incurred (including, without limitation, all costs, expenses, losses, legal and accountants' fees, penalties and interest) in making payment, in protesting or seeking refund of such penalties or interest.

     B.   PAYROLL TAXES

          Contractor acknowledges that it is responsible for and will pay to the appropriate authority, and will indemnify and hold United harmless from, any and all federal or state payroll taxes, FICA, unemployment tax, state unemployment compensation contribution, disability benefit payments, insurance costs, and any other assessments or charges which relate directly or indirectly to the employment by Contractor or Contractor's employees. United acknowledges that it is responsible for and will pay to the appropriate authority, and will indemnify and hold Contractor harmless from, any and all federal or state payroll taxes, FICA, unemployment tax, state unemployment compensation contribution, disability benefit payments, insurance costs, and any other assessments or charges which relate directly or indirectly to the employment by United or United's employees.

     C.   PERMITS AND LICENSES

           Contractor will comply with all federal, state, and local laws, rules and regulations, will timely obtain and maintain any and all permits, certificates, or licenses necessary for the full and proper conduct of its operations, and will pay all fees assessed for airport use including but not limited to landing fees, user airport fees, and prorated airport facility fees. Contractor further agrees to comply with all mandatory resolutions issued by the Air Transport Association of America ("ATA") and all non-binding recommended resolutions of the ATA which are adopted by United.

XIX. REVIEW

      During the term of this Agreement United may, at any time at its discretion, require a joint review of Contractor's aircraft and facilities to determine whether Contractor's United Express Services are meeting the requirements of this Agreement. This review is not intended nor shall it be construed to relieve Contractor of its responsibility to provide a quality and airworthy aircraft that satisfies all FAA regulations. In addition, within thirty (30) days after each calendar quarter United and Contractor will meet to review Contractor's United Express Services during the preceding calendar quarter.

XX.  JURISDICTION

      With respect to any lawsuit, action, proceeding or claim relating to this Agreement or any other one or more agreements between United and Contractor (hereinafter, any such lawsuit, action, proceeding, or claim is collectively referred to as a "Lawsuit"), each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of Illinois and the United States District Court located in the City of Chicago, Illinois, and
(ii) waives any objection which it may have at any time to the laying of venue of any Lawsuit brought in any court, waives any claim that any Lawsuit has been brought in any inconvenient forum, and further waives the right to object, with respect to any Lawsuit, that such court does not have jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Lawsuits in any other jurisdiction in order to enforce any judgment obtained in any Lawsuit referred to in the preceding sentence, nor will the bringing of such enforcement Lawsuit in any one or more jurisdictions preclude the bringing of any enforcement Lawsuit in any other jurisdiction.

XXI. NOTICES

      Any and all notices, approvals or demands required to be given in writing by the parties hereto will be sufficient if sent by certified mail, postage prepaid, overnight delivery by a nationally recognized delivery company or hand delivery, to United, addressed to:

               United Air Lines, Inc.
               1200 E. Algonquin Road
               Elk Grove Township, Illinois 60007
               Attn:    -   Director,  United  Express   and
          Interline Revenue

and to Contractor, prior to January 1, 2001, addressed to:


               Atlantic Coast Airlines
               515 Shaw Road
               Dulles, VA  20166
               Fax:  703-925-6294

and to Contractor, after January 1, 2001, addressed to:

               Atlantic Coast Airlines
               45200 Business Court Suite 100
               Dulles, VA 20166
               Fax:  (703) 925-6294

or to such other addresses in the continental United States as the parties may specify in writing. Notices may be sent by facsimile to the above addresses and will be deemed delivered two (2) hours after the time of their transmission if confirmed in writing on the day of transmission by certified mail, postage prepaid or overnight delivery.

XXII.          APPROVALS AND WAIVERS

       A. Whenever this Agreement requires the prior approval or consent of United, Contractor will make a timely request to United therefor and the consent will be obtained in writing. United will also consider, in its sole discretion, other reasonable requests individually submitted in writing by Contractor for United's consent to a waiver of any obligation imposed by this Agreement.

      B. United assumes no liability or obligations to Contractor by providing any waiver, approval, consent or suggestion to Contractor in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

       C. Except as otherwise provided for in this Agreement, no failure by either party to execute any power reserved to it by this Agreement, or to insist upon strict compliance by the other party with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof will constitute a waiver of such party's right to demand exact compliance with any of the terms herein. Waiver by such party of any particular default by the other party will not affect or impair such party's rights with respect to any subsequent default of the same, similar or different nature, nor will any delay, forbearance or omission of such party to exercise any power or right arising out of any breach or default by the other party of any of the terms or provisions hereof will affect or impair such party's right to exercise the same or constitute a waiver by such party of any right hereunder or the right to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term. Subsequent acceptance by such party of any payments due to it hereunder will not be deemed to be a waiver by such party of any preceding breach by the other party of any terms, covenants or conditions of this Agreement.

XXIII.         GOVERNING LAW

      This Agreement and any dispute arising thereunder, including any action in tort, will be governed by and construed and enforced in accordance with the internal laws of the State of Illinois.

XXIV.          CUMULATIVE REMEDIES

      Unless and to the extent as may be otherwise expressly stated in this Agreement, no right or remedy conferred upon or reserved to Contractor or United by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each will be cumulative of every other right or remedy.

XXV.      FORCE MAJEURE

      Except for any payments due hereunder, neither party shall be liable for delays or failure in performance hereunder caused by acts of God, acts of terrorism or hostilities, war, strike, labor dispute, work stoppage, fire, act of government, court order, or any other cause, whether similar or dissimilar, beyond the control of that party. United will not be relieved of its obligation to make payments due to a strike, labor dispute, work stoppage, or similar event affecting United's operations so long as Contractor is performing United Express Services and flights in accordance herewith.

XXVI.          SEVERABILITY AND CONSTRUCTION

      A. Each term or provision of this Agreement will be considered severable; and if, for any reason, any such term or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such will not impair the operation of, or have any other effect upon, other terms or provisions of this Agreement as may remain otherwise enforceable, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid terms or provisions will be deemed not to be a part of this Agreement.

     B. The captions appearing in this Agreement have been inserted for convenience only and will not control, define, limit, enlarge or affect the meaning of this Agreement or any of its provisions.

XXVII.    ACKNOWLEDGMENT

      A. Each party expressly disclaims the making of, and acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

      B      Each  party acknowledges that it has  received,
read and understood this Agreement, and any Supplements, Exhibits and Appendices hereto.

XXVIII.   CONFIDENTIALITY

      A. Except as required by law or in any proceeding to enforce the provisions of this Agreement, United and Contractor hereby agree not to publicize or disclose to any third party the terms or conditions of this Agreement or any of the Related Agreements without the prior written consent of the other parties thereto.

      B. Except as required by law or in any proceeding to enforce the provisions of this Agreement, United and Contractor hereby agree not to disclose to any third party any confidential information or data, both oral and written, received from the other and designated as such by the other without the prior written consent of the party providing such confidential information or data.

     C. If either party is served with a subpoena or other process requiring the production or disclosure of any of the agreements, information or data described in Articles XXVIII.A or XXVIII.B, then the party receiving such subpoena or other process, before complying with such subpoena or other process, shall immediately notify the other party of same and permit said other party a reasonable period of time to intervene and contest disclosure or production.

     D. Upon termination of this Agreement, each party must return to the other any confidential information or data received from the other and designated as such by the party providing such confidential information or data which is still in the recipient's possession or control.

XXIX.          RELATED AND THIRD PARTY AGREEMENTS

     A. United and Contractor have previously entered into the agreements listed below (the "Related Agreements"), which relate to the terms hereof and continue to have full force and effect. To the extent that any of the Related
Agreements contain a termination date, all such Related Agreements are hereby amended such that each of such Related Agreements will continue in effect for a term equal to the term of this Agreement; provided, however, that all such Related Agreements automatically will terminate contemporaneously with the termination of this Agreement. The Related Agreements are as follows:

            1.     United   Mileage  Plus   United   Express
Participation Agreement (United Contract No. 110567).

          2.      Reciprocal    Interline    Agreement/Space
Available  Employee  and Eligible Travel  Agreement  (United
Contract No. 145807).

          3.    Emergency Response Services Agreement  dated
June 23, 1995.

          4.    Joint  Meeting  and  Domestic  Group  Travel
Program   Authorization  Agreement  (United   Contract   No.
110585).

          5.   United Pass Plus United Express Participation
Agreement (United Contract No. 110568).

          6.    Standard  Ground Handling Agreement  (United
Contract No. 109930)

     B. The agreements enumerated in this Article XXIX are herein referred to as the "Related Agreements."

     C.   ---------- .

XXX.      ENTIRE AGREEMENT

     This Agreement, together with the Related Agreements, including any Appendices (including Appendices A through H), Attachments and Exhibits attached hereto and thereto, contains the complete, final and exclusive agreement between the parties hereto with respect to the subject matter hereof, and supersedes all previous agreements and understandings, oral and written, with respect to such specific matter and said Agreement will not be modified, amended or terminated by mutual agreement or in any manner except by an instrument in writing, executed by the parties hereto.

XXXI.          REFERENCES TO TIME PERIODS

     All references to the term "year" in this Agreement shall mean contract year unless specifically stated otherwise. All references to the term "month" in this Agreement shall mean a full calendar month; provided that if the Effective Date shall be other than the first day of a calendar month, then the first "month" of this Agreement shall commence on the Effective Date and end on the last day of the month in which the Effective Date occurs. All references to the term "quarter" in this Agreement shall mean a calendar quarter. Calendar quarters shall be January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31; provided that the first "quarter" of this Agreement shall commence on the Effective Date and terminate on March 31, 2001.

IN WITNESS WHEREOF, the parties hereto have by their duly authorized officers caused this Agreement to be entered into and signed as of the day and year first above written.

ATLANTIC COAST AIRLINES          UNITED AIR LINES, INC.

By:  _________________________   By:_________________________

Name:Kerry Skeen                 Name:Rono Dutta
Title:Chairman & Chief           Title: President
Executive Officer

ATLANTIC COAST AIRLINES          UNITED AIR LINES, INC.
HOLDINGS, INC.

By:  _________________________   By:_________________________

Name:Kerry Skeen                 Name:Christopher Rado
Title:Chairman & Chief           Title:Director United Express &
Executive Officer                Interline Revenue

                 APPENDIX A - United's Marks

UNITED EXPRESS

Stylized UNITED EXPRESS lettering

UNITED EXPRESS colors

Stylized letters UA

Uniform Design

Aircraft exterior and interior color decor

Other United Marks approved by United for use by Contractor

                APPENDIX B - Airport Services

        Airport          Customer   Customer   Ground      Receipt
                         Service/   Service    Handling    Dispatch
                          Ticket    / Gates    Ramp
                         Counter               Duties


ALBANY, NY                  UA         UA         UA          UA
ALLENTOWN/BETHLEHEM/        UA         UA         UA          UA
EASTON, PA
BALTIMORE, MD               UA         UA         UA          UA
BINGHAMTON, NY           Contractor  Contractor Contractor  Contractor
BUFFALO, NY                 UA         UA         UA          UA
BURLINGTON, VT              UA         UA         UA          UA
CANTON/AKRON, OH         Contractor  Contractor Contractor  Contractor
CHARLESTON, SC           Contractor  Contractor Contractor  Contractor
CHARLESTON, WV           Contractor  Contractor Contractor  Contractor
CHARLOTTESVILLE, VA      Contractor  Contractor Contractor  Contractor
CHICAGO, IL  - O'HARE       UA       Contractor Contractor  Contractor
INT'L AIRPORT
CLEVELAND, OH               UA         UA         UA          UA
COLUMBIA, SC             Contractor  Contractor Contractor  Contractor
COLUMBUS, OH                UA         UA         UA          UA
DAYTON, OH                  UA         UA         UA          UA
DETROIT, MI - DETROIT       UA         UA         UA          UA
METROPOLITAN AIRPORT
FARGO, ND                Contractor  Contractor Contractor  Contractor
GREENSBORO/HIGH             UA         UA         UA          UA
POINT/WINSTON-SALEM, NC
GREENVILLE/SPARTENBURG,  Contractor  Contractor Contractor  Contractor
SC
HARRISBURG, PA              UA         UA         UA          UA
HARRISONBURG/STAUNTON/   Contractor  Contractor Contractor  Contractor
WAYNESBORO,VA -
SHENANDOAH VALLEY
REGIONAL AIRPORT
INDIANAPOLIS, IN            UA         UA         UA          UA
JACKSONVILLE, FL            UA         UA         UA          UA
KNOXVILLE, TN               UA         UA         UA          UA
LOUISVILLE, KY           Third       Third      Third       Third
                         party       party      party       party
LYNCHBURG, VA            Contractor  Contractor Contractor  Contractor
MOBILE, AL               Contractor  Contractor Contractor  Contractor
NASHVILLE, TN               UA         UA         UA          UA

NEW YORK, NY - JOHN F.      UA         UA       Contractor  Contractor
KENNEDY INT'L AIRPORT
NEW YORK, NY - LAGUARDIA    UA         UA         UA          UA
INT'L AIRPORT
NEWARK, NJ                  UA       Contractor Contractor  Contractor
NEWBURGH, NY - STEWART   Contractor  Contractor Contractor  Contractor
INT'L AIRPORT
NEWPORT                  Contractor  Contractor Contractor  Contractor
NEWS/WILLIAMSBURG, VA
NORFOLK/VIRGINIA BEACH,     UA         UA         UA          UA
VA
PEORIA, IL               Third       Third      Third       Third
                         party       party      party       party
PHILADELPHIA, PA            UA         UA         UA          UA
PITTSBURGH, PA              UA         UA         UA          UA
PORTLAND, ME                UA         UA         UA          UA
PROVIDENCE, RI              UA         UA         UA          UA
RALEIGH/DURHAM, NC          UA         UA         UA          UA
RICHMOND, VA                UA         UA         UA          UA
ROANOKE, VA              Contractor  Contractor Contractor  Contractor
ROCHESTER, NY               UA         UA         UA          UA
SAVANNAH, GA             Contractor  Contractor Contractor  Contractor
SIOUX FALLS, SD          Third       Third      Third       Third
                         party       party      party       party
SPRINGFIELD, MO          Third       Third      Third       Third
                         party       party      party       party
STATE COLLEGE, PA        Contractor  Contractor Contractor  Contractor
SYRACUSE, NY                UA         UA         UA          UA
TULSA, OK                   UA         UA         UA          UA
WASHINGTON, DC - DULLES     UA       Contractor Contractor  Contractor
INT'L AIRPORT
WHITE PLAINS, NY -          UA         UA       Third       Third
WESTCHESTER COUNTY                              party       party
AIRPORT
WILKES-BARRE/SCRANTON,   Contractor  Contractor Contractor  Contractor
PA
- -    Also including Small Package service.

- --   Any unique ground equipment which is needed to service
Contractor's aircraft will be provided by Contractor.

          APPENDIX C - Contractor Support Services

At all locations not set forth on APPENDIX B where
Contractor operates scheduled air transportation as a United
Express Carrier (i.e., Contractor Locations), Contractor will provide the following minimum services:

(a) Contractor's employees shall be fully qualified personnel to handle Contractor's operations.

(b) Posting of signage and decor appointment as specified by United.

(c) Adequate check-in areas including passenger waiting room facilities.

(d) Security facilities, personnel and passenger screening procedures as are required by applicable orders, rules and regulations of the FAA and those standards specified by United.

(e)  Capability of operating Automation Equipment (Apollo
Services) for the purpose of providing passenger processing and operations in the configuration and under the procedures specified by United.

(f) Baggage handling, delivery and tracing in accordance with procedures issued by United.

    APPENDIX D - City Pairs, Aircraft Type, and Cost per
                          Departure


Market         CRJ  J41  J32  Market         CRJ  J41  J32
ABE IAD             ----      IAD JFK        ----
ALB IAD   ---- ----           IAD LGA   ----
AVP ORD   ---                 IAD LYH        ---- ----
BGM IAD        ---- ----      IAD MDT             ----
BNA IAD   ----                IAD MOB   ----
BTV IAD   ----                IAD ORF   ---- ----
BUF IAD        ---- ----      IAD PHF             ----
BWI IAD             ----      IAD PHL             ----
CAE IAD   ----                IAD PIT        ---- ----
CAE ORD   ----                IAD PVD        ----
CAK IAD        ----           IAD PWM   ----
CAK ORD   ----                IAD RDU   ---- ----
CHO IAD        ---- ----      IAD RIC        ---- ----
IAD CHS   ----                IAD ROA        ---- ----
CHS ORD   ----                IAD ROC        ---- ----
CLE IAD        ----           IAD SAV   ----
CMH IAD   ---- ----           IAD SCE        ---- ----
CRW IAD   ----      ----      IAD SDF   ----
CRW ORD   ----                IAD SHD             ----
DAY IAD        ----           IAD SWF        ---- ----
DTW IAD        ----           IAD SYR        ----
EWR IAD   ---- ---------      IAD TYS        ----
FAR ORD   ----                MOB ORD   ----
FSD ORD   -----               ORD PIA   ----
GSO IAD        ---- ----      ORD ROA   ----
GSP IAD   ----                ORD SAV   ----
HPN IAD             ----      ORD SGF   ----
IAD IND   ----                ORD TUL   ----
IAD JAX   ----



Based on August 2000 results with fuel at -----cents and excludes program fees and traffic commissions. Companies agree to use the above Cost per Departure schedule for the first month of this Agreement and to review this rate schedule upon completion of the Contractor's annual review with United, the first of which will be conducted in January 2001 for Cost per Departure rates effective for year 2001.

CRJ refers to a 50 seat Canadair Regional Jet
FRJ refers to a 32 seat Fairchild Dornier Regional Jet (for use starting in 2002)
J41 refers to a 29 seat Jetstream 41 turboprop aircraft
J32 refers to a 19 seat Jetstream 32 turboprop aircraft
               APPENDIX E - Incentive Program

1.   Incentive Program.

To compensate Contractor further for its investment and to ensure that Contractor has a meaningful incentive to provide a high quality operation, United will pay Contractor Monthly Incentive Payments according to the Monthly Incentive
Formula below using the Markup Factors and Passenger Incentive Rates corresponding to the Actual Performance Levels attained during the month for each of the four (4) Performance Categories set forth in the attached Performance Incentive Schedule.

2.   Monthly Incentive Formula.

Monthly Incentive Payment =  -------------

     where,    -----

          -----

          -----

          -----

          -----

3.   Performance Incentive Schedule.

     A. METHOD. For each calendar month and for Contractor's entire United Express operations hereunder, determine Contractor's Performance Level (A, B, C or D) within each of the Performance Categories (completions, mishandled bags, on-time departures, and intent to repurchase) in the Performance Incentive Schedule below. Then, identify in the Markup Factor and Passenger Incentive Rate Schedule the figures corresponding to the Performance Levels attained for each of the Performance Categories. Then, add the four percentage figures together yielding the Markup Factor and add the four dollar amounts together yielding the Passenger Incentive Rate. Apply the resulting factors and rates in the Monthly Incentive Formula to compute the Monthly Incentive Payment.

     B.   SCHEDULE.

Performance Categories -

Completion
(Excluding weather and ATC)

            Jan    Feb     Mar    Apr     May     Jun
Level A      --     --+    -- +   -- +     -- +   -- +
Level B     ---    ---     ---    ---     ---     ---
Level C     ---    ---     ---    ---     ---     ---
Level D     --or   -- or   -- or  -- or    --or   --or
            Below  Below   Below  Below   Below   Below

            Jul    Aug     Sep    Oct     Nov     Dec
Level A     -- +   -- +    -- +   -- +     -- +   -- +
Level B     ---    ---      -     ---     ---     ---
Level C     ---    ---     ---    ---     ---     ---
Level D     --or   --or    --or   --or     --or   --or
            Below  Below   Below  Below   Below   Below


On Time Zero

            Jan    Feb     Mar    Apr     May     Jun
Level A     --% +  --% +   --% +  --% +   --% +   --% +
Level B     -----  -----   -----  -----   -----   -----
Level C     -----  -----   -----  -----   -----   -----
Level D     -- or  -- or   -- or  -- or   -- or   -- or
            Below  Below   Below  Below   Below   Below


            Jul    Aug     Sep    Oct     Nov     Dec
Level A     --% +  --% +   --% +  --% +   --% +   --% +
Level B     -----  -----   -----  -----   -----   -----
Level C     -----  -----   -----  -----   -----   -----
Level D     -- or  -- or   -- or  -- or   -- or   -- or
            Below  Below   Below  Below   Below   Below

Mishandled Bags
(Mishandlings per 1000 Passengers Boarded)

            Jan    Feb     Mar    Apr     May     Jun
Level A     -- or  -- or   -- or  -- or   -- or   -- or
            Below  Below   Below  Below   Below   Below
Level B     -----  -----   -----  -----   -----   -----
Level C     -----  -----   -----  -----   -----   -----
Level D     -- +    --+     --+    --+     --+    -- +


            Jul    Aug     Sep    Oct     Nov     Dec
Level A     -- or  -- or   -- or  -- or   -- or   -- or
            Below  Below   Below  Below   Below   Below
Level B     -----  -----   -----  -----   -----   -----
Level C     -----  ----    -----  -----   -----   -----
Level D      -- +   -- +    -- +   -- +     --+    -- +

              Repurchase Intent (RPI)

            Jan-Mar        Apr-Jun       Jul-Sep        Oct-Dec
Level A      -- +           -- +           -- +           -- +
Level B      -----          -----         -----          -----
Level C      -----          -----         -----          -----
Level D    -- or Below    -- or Below   -- or Below    -- or Below

4.   Markup Factors and Passenger Incentive Rates

Table A


For use while Contractor operates ------- regional jets or fewer in the United Express program:

          Completion       On Time        Baggage           Repurchase
      Markup Passenger Markup Passenger Markup Passenger Markup Passenger Factor Incentive Factor Incentive Factor Incentive Factor Incentive
               Rate             Rate             Rate              Rate

Level A  -%    $--      -%    $--        -%     $--        -%    $--

Level B  -%    $--      -%    $--        -%     $--        -%    $--

Level C  -%    $--      -%    $--        -%     $--        -%    $--

Level D  -%    $--      -%    $--        -%     $--        -%    $--




Table B


In recognition of the benefit of potential increased regional jet allocations by United to Contractor, Contractor agrees to lower the Markup Factors and Passenger Incentive Rates when the number of regional jets operated by Contractor in the United Express program exceeds ----- While Contractor operates between ----- and ----- aircraft, multiply the Reduction Factor in the table below corresponding to the number of United Express regional jets operated by Contractor and in service on the 15th day of the month by the applicable Markup Factor and Passenger Incentive Rate on Table A above.



# of Reduction   # of   Reduction   # of  Reduction
Jets   Factor    Jets      Factor   Jets   Factor

 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%       --      --%        --     --%
 --     --%

Table C


For use while Contractor operates ----- regional jets or more in the United Express program:


            Completion        On Time         Baggage          Repurchase
         Markup Passenger Markup Passenger Markup Passenger Markup Passenger Factor Incentive Factor Incentive Factor Incentive Factor Incentive
                  Rate             Rate             Rate             Rate

 Level A  -%     $--        -%    $--         -%    $-        -%     $-

 Level B  -%     $--        -%    $--         -%    $-        -%     $-

 Level C  -%     $--        -%    $--         -%    $-        -%     $-

 Level D  -%     $--        -%    $--         -%    $-        -%     $-


5.        Performance   Incentive   Reimbursement.       The
Contractor's cost of employee incentive programs (an expense to United, which is included in Attachment D Cost per Departure) is subject to reimbursement to United if Contractor does not achieve its operating performance goals, measured monthly, for completion, on-time and baggage performance only, as reflected in the Performance Category table above, at the C level or better. Consequently, monthly achievement of a D level in any of these three individual performance categories will result in the reimbursement to United of ----- per performance category, up to a maximum of ----- of the monthly costs of the employee incentive programs. The Contractor's cost of employee incentive programs is reviewed by United every year as part of the annual review of the Cost per Departures.

              APPENDIX F - Liability Insurance

                    Issued by: ----------
                     ------------------

              Date of Issue: November 17, 2000

THIS IS TO CERTIFY TO: UNITED AIR LINES, INC.

that  Insurers are providing 100% of the following  Aircraft
Hull & Liability Insurances:

NAME INSURED:            ATLANTIC  COAST AIRLINES  HOLDINGS,
                         INC.,  DBA UNITED EXPRESS, and  any
                         subsidiaries    and     affiliated,
                         managed    or    owned   companies.
                         (Hereinafter   referred    to    as
                         "Contractor")

PERIOD OF INSURANCE:          January 1, 2000 to January  1,
2001

INSURERS:                see Exhibit A

POLICY NUMBER:           see Exhibit A

GEOGRAPHICAL
LIMITS:                  Worldwide

AIRCRAFT INSURED:        All aircraft owned or operated by
the Named Insured.

DESCRIPTION OF
COVERAGE:                Comprehensive  Airline   Hull   and
                         Liability    Insurance,   including
                         Aircraft  Liability  (all   risks),
                         Passenger     Liability,      Cargo
                         Liability and Comprehensive General
                         Liability, including Hangarkeepers,
                         Excess   Automobile,   Dram    Shop
                         Liability,  Personal  Injury,   and
                         Products Liability coverage.

LIMIT OF
LIABILITY:               Combined  Single Limit  $----------
                         any  one occurrence (except, in the
                         aggregate, with respect to Products
                         Liability, and Personal Injury  for
                         non-passengers limited to $--------
                         --  each offense and in the  annual
                         aggregate);      Bodily      Injury
                         Liability,   Passenger   Liability,
                         Property      Damage      Liability
                         (including   Baggage,   which    is
                         subject  to policy deductible)  and
                         Cargo  Liability  (Cargo  Liability
                         limited    to    $----------    per
                         occurrence  and subject  to  policy
                         deductibles).  As respects Aircraft
                         Liability,   the   limit    applies
                         separately   to  each   occurrence.
                         Aircraft  Hull  All  Risk  per  the
                         Agreed  Value, or up to $----------
                         per added aircraft.

SPECIAL PROVISIONS:

The insurers agree that coverage under this policy, by formal endorsement or otherwise, is extended to insure all relevant terms and conditions of the United Express Agreement, subject to the policy terms, conditions, limitations and exclusions, between Contractor and United concerning Contractor's Aircraft, including any provisions carried forward into such Agreement from any prior Agreements as respects said Aircraft (hereinafter referred to as "Agreement"), including, inter alia:

1.  The  Insurers accept and insure the Indemnity  and  Hold
    Harmless provisions of the Agreement, subject to the policy terms, conditions, limitations and exclusions.

2. United, its affiliates, and their respective directors, officers, employees, agents and indemnitees are named as additional parties insured ("Insureds") to the extent of the liability assumed by Contractor under the Agreement, subject to the policy terms, conditions, limitations and exclusions.

3. The Insurers agree that United shall not be liable for, nor have any obligation to pay any premium due hereunder, and Insurers further agree that they shall not offset or counter-claim any unpaid premium against the interest of United.

4.  The   Insurers  agree  that  all  provisions   of   this
    insurance, except for the limits of liability, shall operate in the same manner as if there were a separate policy issued to each Insured.

5. The Insurers agree that this insurance shall be primary insurance without any right of contribution from any other insurance which is carried by United.

6. The Insurers agree to waive their rights of subrogation against United, its officers, directors, employees and indemnitees, to the extent the Contractor has waived and released its rights under the Agreement.

7. The Insurers agree that as respects the interest of United, its directors, officers, employees and indemnitees, this insurance shall not be invalidated by any action or inaction of the Contractor, its officers, directors or employees, and shall insure United, its directors, officers, employees and indemnitees regardless of any breach or violation of any warranties, declarations, conditions or exclusions contained in the policy by the Contractor, its officers, directors or employees.

8. In the event of cancellation for any reason whatever or if any change of a restrictive nature is made affecting the insurance certified hereunder, or if this insurance is allowed to lapse due to non-payment of premium, such cancellation, change or lapse shall not be effective as to United, its directors, officers, employees and indemnitees for at least thirty (30) days (ten (10) days in the case of non-payment of premiums) after written notice by registered mail of such cancellation, change or lapse shall have been received by United.

9. With respect to claims or causes of action in favor of United or its directors, officers, agents or employees, they shall not be considered as additional insured thereunder.


Dated:  November 17, 2000


                         ------------------


                         _______________________
                         AUTHORIZED  REPRESENTATIVE

           Atlantic Coast Airlines Holdings, Inc.
             Airline Hull and Liability Insurers
             January 1, 2000 to January 1, 2001

                          Exhibit A

           INSURERS                         POLICY NO.
- ----------                                  ----------
- ----------                                  ----------
- ----------                                  ----------
- ----------                                  ----------
- ----------                                  ----------
- ----------                                  ----------
- ----------                                  ----------
- ----------                                  ----------
- ----------                                  ----------

  APPENDIX G - Participation in United's Travel Certificate
                           Program



United will allow Contractor and Contractor agrees to accept United/United Express Amenities, Promotional Discount(s) and/or Free Travel Certificates on Contractor's flight segment(s), whether or not in conjunction with a United flight segment, in accordance with the following terms and conditions:

1. Settlement of Promotion Certificates. Contractor agrees to:

     A. Deduct ------- percent (--%) of certificate face value from confidential, agreed prorate, when travel is in conjunction with United flight segment(s).

     B. Absorb entire certificate face value when travel is wholly on Contractor's flight operation.

2.      Settlement   of   Amenities.   For   United   Travel
Certificates  (in  all  dollar  denominations),   Contractor
agrees to:

     A. Deduct ------- percent (--%) of certificate face value from confidential, agreed prorate, when travel is in conjunction with United flight segment(s).

     B. Absorb entire certificate face value when travel is wholly on Contractor's flight operation.

3.   Certificate Supplies.

     A. Promotional certificates are issued in exchange for participation in a promotion program. Program categories include: retail, public service/charities, financial and miscellaneous.

     B. United amenities certificates are issued from time to time by United and United Express Carriers.

4. Terms and conditions regarding use appear on each certificate and must be strictly adhered to in order for certificate to be valid.

APPENDIX H - Safety Standards for United Airlines and United
                      Express Carriers

We have developed common safety standards to evaluate and effectively manage safety. We will commit to:

    Mutual support of one another in implementing these standards by sharing safety data, information and expertise.

    Quality maintenance and operations training programs

    A carrier internal evaluation program to monitor key safety issues, including maintenance practices, required inspection items, technical document control, dangerous goods handling, training records and qualifications for all personnel.

    Quality programs to manage outsourcing of services.

    A formalized maintenance quality assurance program.

    Implementation of a program to rectify FAA inspection findings.

    Presence of a voluntary disclosure program.

    Formal process to routinely bring safety and compliance issues to the attention of carrier's senior management.

    Anonymous safety hazard reporting system.

    A Senior Management policy statement supporting open safety reporting by employees.

    Director of Safety, reporting to the highest levels of management, overseeing the carrier's safety programs.

    Process for managing required corrective actions from FAA and internal audit program as well as employee disclosure.

    Ongoing flight safety education/feedback program.

    Ground safety program in airport operating areas.

    Incident investigation process that includes accountability, recommendations and actions taken.

    Establishment and maintenance of emergency response procedures and manual.

    Participation in UAL/industry safety information exchange forum.